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                                                                     Exhibit 4.7

                                                               EXECUTION VERSION

                                 ENGLISH VERSION

               SECOND AMENDED AND RESTATED MASTER LEASE AGREEMENT
                              (For Purchased Sites)

      This Second Amended and Restated Master Lease Agreement (this "MASTER LEASE" or "AGREEMENT") is entered into this 19th day of December 2003, among , with respect to those Sites purchased under the 2001 Purchase Agreement (as defined below), MATC CELULAR, S. DE R.L. DE C.V. ("MATC CELULAR"), GRUPO IUSACELL CELULAR, S.A. DE C.V. (f/k/a Grupo Iusacell, S.A. de C.V.) ("GRUPO IUSACELL CELULAR") and IUSACELL ARRENDADORA, S.A. DE C.V. ("ARRENDADORA") and with respect to those Sites purchased under the 2003 Purchase Agreement (as defined below), MATC DIGITAL, S. DE R.L. DE C.V. ("MATC DIGITAL"), GRUPO IUSACELL, S.A. DE C.V. (f/k/a Nuevo Grupo Iusacell, S.A. de C.V) ("GRUPO IUSACELL") and ARRENDADORA (Arrendadora is referred to herein as "LESSEE" with respect to Sites purchased under both the 2001 Purchase Agreement and the 2003 Purchase Agreement).

      Capitalized terms not otherwise defined herein shall have the respective meanings set forth in Exhibit A attached to this Agreement and incorporated herein by this reference.

                                    RECITALS

      I.    RECITALS OF GRUPO IUSACELL AND LESSEE.

      Grupo Iusacell recites that:

      a) It is a corporation duly incorporated and validly existing under the laws of Mexico, with the power and authority to enter into this Master Lease and to comply with its covenants and obligations as set forth hereunder, as evidenced by Public Deed No. 33,275 granted on August 6, 1998, before Public Notary No. 195 of the Federal District, Lic. Ana Patricia Bandala Tolentino, which first copy is duly registered at the Public Registry of Commerce of the Federal District, Mexico, under Commercial No. 242,349, on November 3, 1998.

      b) Its representatives are duly authorized and have the required legal capacity to enter into this Master Lease on its behalf, and that their authority has not been modified, restricted, revoked or otherwise amended since the date on which it was granted, as evidenced by Public Deed No. 9,990 granted on July 28, 2003, before Public Notary No. 212 of the Federal District,

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Lic. Francisco Hugues Velez, which first copy is in the process of being recorded at the Public Registry of Commerce of the Federal District, Mexico.

      c) The terms and conditions of this Master Lease do not contravene any of its obligations under any agreements, permits, concessions and/or authorizations to which it is a party and therefore does not constitute a breach of any of such agreements, permits, concessions and/or authorizations.

      d) Grupo Iusacell has agreed to remain jointly and severally liable for the obligations of Lessee under this Master Lease.

      Arrendadora recites that:

      a) It is a corporation duly incorporated and validly existing under the laws of Mexico, with the power and authority to enter into this Master Lease and to comply with its covenants and obligations as set forth hereunder, as evidenced by Public Deed No. 1,557 granted on July 27, 2000, before Public Notary No. 212 of the Federal District, Lic. Francisco I. Hugues Velez, which first copy is duly registered at the Public Registry of Commerce of the Federal District, Mexico, under Commercial No. 266651, on August 30, 2000.

      b) Its representatives are duly authorized and have the required legal capacity to enter into this Master Lease on its behalf, and that their authority has not been modified, restricted, revoked or otherwise amended since the date on which it was granted, as evidenced by Public Deed No. 10,080 granted on August 7, 2003, before Public Notary No. 212 of the Federal District, Lic. Francisco I. Hugues Velez, which first copy is in the process of being recorded at the Public Registry of Commerce of the Federal District, Mexico.

      c) The terms and conditions of this Master Lease do not contravene any of its obligations under any agreements, permits, concessions and/or authorizations to which it is a party and therefore does not constitute a breach of any of such agreements, permits, concessions and/or authorizations.

      II.   RECITALS OF MATC CELULAR. MATC CELULAR RECITES THAT:

      a) It is a corporation duly incorporated and validly existing under the laws of Mexico, with the power and authority to enter into this Master Lease and to comply with its covenants and obligations as set forth hereunder, as evidenced by Public Deed No. 43,972 granted on October 5, 1999, before Public Notary No. 1 of the Federal District, Roberto Nunez y Bandera, which first copy is duly registered at the Public Registry of Commerce of Mexico City, Mexico, under commercial number 253584, on October 27, 1999.

      b) Its representative is duly authorized and has full legal capacity to execute this Master Lease on its behalf, and that his authority has not been modified, restricted, revoked or otherwise amended since the date on which it was granted, as evidenced by Public Deed No. 50,460 granted on October 20, 2003, before Public Notary No. 1 of the Federal District, Roberto Nunez y Bandera, which first copy is in the process of being recorded at the Public Registry of Commerce of Mexico City, Mexico.

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      c)    The terms and conditions of this Master Lease do not contravene any of its obligations under any agreements, permits, concessions and/or authorizations to which it is a party and therefore does not constitute a breach of any of such agreements, permits, concessions and/or authorizations.

      III. RECITALS OF MATC DIGITAL. MATC Digital recites that:

      a) It is a corporation duly incorporated and validly existing under the laws of Mexico, with the power and authority to enter into this Master Lease and to comply with its covenants and obligations as set forth hereunder, as evidenced by Public Deed No. 43,973 granted on October 5, 1999, before Public Notary No. 1 of the Federal District, Roberto Nunez y Bandera, which first copy is duly registered at the Public Registry of Commerce of Mexico City, Mexico, under commercial number 253,585, on October 27, 1999.

      b) Its representatives is duly authorized and has full legal capacity to execute this Master Lease on its behalf, and that his authority has not been modified, restricted, revoked or otherwise amended since the date on which it was granted, as evidenced by Public Deed No. 50,461 granted on October 20, 2003, before Public Notary No. 1 of the Federal District, Roberto Nunez y Bandera, which first copy is in the process of being recorded at the Public Registry of Commerce of Mexico City, Mexico.

      c) The terms and conditions of this Master Lease do not contravene any of its obligations under any agreements, permits, concessions and/or authorizations to which it is a party and therefore does not constitute a breach of any of such agreements, permits, concessions and/or authorizations.

      IV. RECITALS OF THE PARTIES. The parties recite that:

      a) MATC Celular, Grupo Iusacell and Lessee have previously entered into a Master Lease Agreement, dated as of February 23, 2001 (the "ORIGINAL MASTER LEASE AGREEMENT"), relating to the lease of space by Lessee at certain Sites described herein, which Original Master Lease Agreement was amended and restated as of May 16, 2002 (the "AMENDED AND RESTATED MASTER LEASE AGREEMENT").

      b) MATC Celular and certain Affiliates of Lessee have entered into that certain Purchase and Sale Agreement dated as of February 23, 2001 (the "2001 PURCHASE AGREEMENT") and MATC Digital and certain Affiliates of Lessee have entered into that certain Purchase and Sale Agreement dated as of the date hereof (the "2003 PURCHASE AGREEMENT"; and collectively with the 2001 Purchase Agreement, the "PURCHASE AGREEMENTS"), pursuant to which Lessee agreed to sell, convey, assign, transfer and deliver to MATC, and MATC agreed to purchase and acquire from Lessee, all of the right, title and interest of Lessee in and to the Sites described therein, and the execution and delivery of this Master Lease is a condition to MATC Digital's obligation under the 2003 Purchase Agreement to purchase the Sites.

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      c)    Lessee wishes to lease from MATC space for operating its
communications equipment: (i) with respect to all Sites purchased pursuant to the 2001 Purchase Agreement (the "2001 PURCHASED SITES"), non-exclusive use of space on the applicable tower within a twenty (20) foot expanse comprised of the ten (10) feet above and the ten (10) feet below the height of the center of radiation of Lessee's Improvements and Equipment located on the applicable tower structure (unless such space is otherwise defined in the applicable Site Lease) and non-exclusive use of certain rights of way granted under Section 1(f) of this Agreement and (ii) with respect to all Sites purchased pursuant to the 2003 Purchase Agreement (the "2003 PURCHASED SITES"; and together with the 2001 Purchased Sites, the "SITES"), non-exclusive use of space on the applicable tower within a ten (10) foot contiguous expanse comprised of the five (5) feet above and five (5) feet below the height of the center of radiation of Lessee's Improvements and Equipment located on the applicable tower structure and non-exclusive use of certain rights of way granted under Section 1(f) of this Agreement (the spaces described in subsections (i) and (ii), as applicable, are referred to herein as the "PREMISES"), all at locations more particularly described in a supplement to be executed in the form attached to this Master Lease as Exhibit B, which form may be mutually amended by the parties hereto from time to time (the "SITE LEASE"). Each of the Site Leases shall be governed by the terms of this Master Lease and shall become a part of this Master Lease as if fully set forth herein.

      d) The parties desire to amend the Amended and Restated Master Lease Agreement as provided herein.

      NOW THEREFORE, based on the above, the parties agree as follows:

      1.    LEASE OF PREMISES.

      (a) MATC does lease or own, and operates the Sites. Lessee shall lease from MATC the Premises within each of the Sites, in consideration for which Lessee shall pay rent as specified in Section 5 of this Agreement, and the applicable Site Lease, under the terms and conditions of this Master Lease. Upon execution and delivery of a Site Lease with respect to a particular Premises, each Premises shall become subject to this Master Lease and the corresponding Site Lease.

      (b) MATC Celular and Lessee executed a Site Lease with respect to each 2001 Purchased Site at the time such Site was purchased, all of which are set forth in Schedule 1 attached hereto. There is no outstanding obligation to purchase additional sites under the 2001 Purchase Agreement.

      (c) With respect to the 2003 Purchased Sites, at each Closing MATC Digital and the applicable Lessee shall execute a Site Lease with respect to those Sites being conveyed at the Closing. At each Closing, the list of Sites in Schedule 1 shall be amended to include the Sites transferred in connection with such Closing and such amended list shall supercede any previous list of Sites in
Schedule 1. If MATC Digital or its Affiliate elect to exercise its right of substitution pursuant to Section 2.5(d) of the 2003 Purchase Agreement, then the Site Lease associated with the Put Tower (as defined in the 2003 Purchase Agreement) shall be terminated and MATC Digital and the applicable Lessee shall execute a new Site Lease with respect to the

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Exchange Tower (as defined in the 2003 Purchase Agreement), and in each case the list of Sites in Schedule 1 shall be amended to remove the Put Tower and include the Exchange Tower and such amended list shall supercede any previous list of Sites in Schedule 1.

      (d) The parties agree that either party may request the registration of any Site Lease at the Public Registry of Property corresponding to the jurisdiction where any Site is located, as specified in the corresponding Site Lease, and all costs and expenses associated with such registration shall be borne solely by the requesting party.

      (e) As of the Commencement Date, MATC will grant the Lessee the use of the Premises as provided in the applicable Site Lease, which Premises shall be ready to be used by Lessee, under terms of Article 2412 of the Federal Civil Code and the corresponding provisions of the Civil Codes of the States of Mexico, and shall comply with all of its obligations thereunder or under the applicable provisions of the Civil Codes of the jurisdiction in which any Premises are located.

      (f) MATC shall lease to Lessee and Lessee shall lease from MATC the Premises identified in each Site Lease, as of the Commencement Date and under terms of this Master Lease. MATC grants Lessee the right to install and maintain Lessee's Improvements and Equipment on the Premises and rights to install and maintain utility wires, cables, conduits and pipes on the Site including over, under or along a right of way extending from a public right of way to the Site, and to utilize a right of way for access to the Site as described in Section 7(f) hereof and in the applicable Site Lease.

      (g) If the Premises are to be located on a Tower that is located on property leased by MATC under any agreement with a third party owner of the property (the "PRIME LEASE"), all terms, covenants and conditions contained in this Master Lease (other than Section 13(c)(i) hereof) shall be specifically subject and subordinate to the terms and conditions of any applicable Prime Lease. In the event that any of the provisions of the Prime Lease supercede or contradict the terms of this Master Lease (other than Sections 3, 5, 6, 9, and 13 hereof), such terms of this Master Lease shall be deemed deleted and superceded to the extent of the contradiction as applicable to the space used by Lessee. MATC covenants and agrees that it will not agree, without the prior consent of Lessee (which consent shall not be unreasonably withheld), to any modification of the terms of a Prime Lease prior to the termination or expiration of such Prime Lease if such modification would contradict any material term of this Master Lease and reasonably could be expected to have a material adverse effect on Lessee. In the event the Prime Lease expires or is terminated prior to the expiration of the Initial Term or any Renewal Term (as such terms are defined in subsection (b) of Section 4), the corresponding Site Lease shall terminate as between MATC and Lessee on the effective date of termination of the Prime Lease, and MATC shall have no liability to Lessee therefor. MATC shall give Lessee written notice of any such termination promptly following its receipt of notice from the lessor under the Prime Lease. A copy of the applicable Prime Lease will be provided to Lessee upon request, redacted as deemed reasonably appropriate by MATC.

      (h) The parties hereto agree that the terms and conditions herein shall be and are binding upon and exclusive to each party hereto with respect to any lease of space by Lessee entered into

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during the Term of this Agreement with respect to any Site. The parties acknowledge that each Site Lease shall be signed by MATC and Lessee. Lessee warrants and represents that it has the authority to execute and deliver this Agreement.

      2.    USE OF THE PREMISES.

      Subject to Section 3, the Premises may be used by Lessee only to install, maintain, repair, replace, remove and operate Lessee's Improvements and Equipment on or in the Premises for the purposes of a telecommunications facility and uses incidental thereto in connection with the provision of wireless telecommunications services including, without limitation, cellular, PCS, wireless local loop, paging, and fiber optic and microwave transmission services.

      3.    CONSTRUCTION AND ALTERATIONS.

      (a) Lessee shall be solely responsible for all costs and expenses associated with the purchase, installation, repair, maintenance and alteration of Lessee's Improvements and Equipment.

      (b) Except as otherwise provided for herein, Lessee agrees that it will not make any alterations or additions to Lessee's Improvements and Equipment at a Site until Lessee has submitted its construction and installation plans to MATC in writing with respect to the installation of such Lessee's Improvements and Equipment at such Site, and such plans have been approved in writing by MATC. MATC's approval of Lessee's construction and installation plans shall not be unreasonably withheld, conditioned, or delayed so long as such alterations or additions (i) together with the remaining Lessee's Improvements and Equipment, does not exceed the structural (e.g., wind load, weight, etc.) capacity required on the Tower for the Maximum Equipment (as defined in Section 7(a)), (ii) does not require any additional ground space, (iii) is proposed to be located on the same height on the Tower structure as the existing Lessee's Improvements and Equipment, (iv) the existing Tower structure can accommodate such additional or altered installation without requiring MATC to make aggregate capital expenditures (including all capital expenditures made in connection with any prior structural modification of such Tower following the date of this Agreement) with respect to such Tower in excess of US$70,000 and (v) do not extend beyond the Premises except as provided in Section 7(g). Lessee shall not alter any plans so approved without following the same procedures. Lessee shall be responsible for ensuring that all external and internal wiring and cabling installed by Lessee in the Premises is properly grounded to the grounding ring; provided, however, that MATC shall be responsible for providing a common grounding ring. Lessee shall obtain MATC's prior written approval of such grounding plans, which approval shall not be unreasonably withheld, conditioned or delayed. An amendment to the applicable Site Lease shall be prepared to reflect each additional modification to Lessee's Improvements and Equipment from time to time to which MATC has given its written consent. MATC may, in its reasonable judgment, perform or cause to be performed a structural analysis to determine the availability of capacity at the Site for the installation or modification of any additional equipment by Lessee at the premises. Nothing herein shall prevent Lessee from performing such analysis for its own account; provided, however, that Lessee shall provide a complete copy of any structural analysis that it performs to MATC at no cost to MATC promptly upon completion of such analysis. If MATC performs

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such an analysis or causes one to be performed, Lessee agrees promptly to reimburse MATC for all reasonable and documented costs and expenses incurred by MATC or its vendor in the performance of such structural analysis within thirty
(30) days following receipt of an invoice from MATC. All approved work at the Site shall be performed by qualified contractors, subject to the reasonable approval of MATC. MATC and Lessee shall mutually agree, in writing, upon a list of pre-approved contractors and subcontractors, and Lessee may retain any such pre-approved contractor or subcontractor to perform services at the Site unless MATC has previously informed Lessee in writing of MATC's reasonable desire to remove such contractor or subcontractor from the approved list.

      4.    TERM OF SITE LEASES AND MASTER LEASE; EXTENSION PERIODS.

      (a) The term of this Agreement shall commence on the date first written above (the "EFFECTIVE DATE") and, unless earlier terminated in accordance with
Section 10, the terms and conditions of this Agreement shall remain in effect with respect to each individual fully executed Site Lease for so long thereafter as such Site Lease remains in effect pursuant to Section 4(b).

      (b) Unless the Site Lease specifies otherwise, the initial term of each Site Lease shall commence on the Commencement Date for such Site Lease and shall continue for ten (10) years (the "INITIAL TERM"); provided that the Initial Term for any Exchange Tower (as defined in the 2003 Purchase Agreement) shall be deemed for all purposes to be the same as the Initial Term for the Site for which it is being exchanged; and provided further that effective January 1, 2004 the Initial Term for each of the Site Leases listed on Annex 2 shall continue until January 1, 2015. The term of each Site Lease may be extended as follows:
(i) the term shall be extended automatically beyond its Initial Term for five
(5) years (the "FIRST RENEWAL TERM") unless Lessee notifies MATC that it does not wish to extend the term and such notice is given at least 90 days before the First Renewal Term is scheduled to begin, and (ii) the term shall be further extended beyond the First Renewal Term for five (5) years (the "SECOND RENEWAL TERM"; each of the First and Second Renewal Terms are sometimes referred to herein as a "RENEWAL TERM") unless Lessee notifies MATC that it does not wish to extend the term and such notice is given at least 90 days before the Second Renewal Term is scheduled to begin. The lease term of any Site Lease shall be the period commencing on the first day of the Initial Term and ending on the last day of the last applicable Renewal Term, if so renewed, subject to the provisions of Section 1(g) herein.

      5.    RENT; REIMBURSABLE COSTS.

      (a) The rent payable to MATC by Lessee for the Premises under each Site Lease shall be equal to the Base Rent (as defined in subparagraph (b) below) and the Additional Rent (if any, as defined in subparagraph (c) below). The Base Rent and Additional Rent payments shall be effected by deposit of immediately available funds to MATC at an address to be identified to Lessee, in writing, prior to the first Commencement Date of a Site Lease hereunder, as such address may be changed from time to time upon written notice by MATC to Lessee.

      (b) The base rent (the "BASE RENT") for each Site under this Master Lease shall be equal to the following, as applicable (plus applicable value added tax, if any):

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            (i)   For each 2001 Purchased Site, Two Thousand One Hundred
      Fifty-Three Dollars and 63/100 U.S.Cy. (US$2,153.63) per month, as adjusted below.

            (ii) For each Initial Site under the 2003 Purchase Agreement, Two Thousand Dollars and 00/100 U.S.Cy. (US$2,000.00) per month, as adjusted below.

            (iii) For each Additional Site under the 2003 Purchase Agreement, One Thousand Seven Hundred Fifty Dollars and 00/100 U.S.Cy. (US$1,750.00) per month, as adjusted below.

The Parties hereto acknowledge and agree that the Base Rent payable hereunder is premised upon the installation of the Lessee's Improvements and Equipment as specifically described in the applicable Site Lease but in no event to exceed the Base Loading or extend beyond the Premises, except as provided for in
Section 7(g); provided, that in no event will Base Rent be reduced if Lessee has not utilized the entire Premises or if Lessee has utilized less than the Base Loading or if Lessee removes any equipment. For all Site Leases executed pursuant to the 2001 Purchase Agreement (other than those listed on Annex 2 attached hereto), on July 1st of each year (commencing on July 1, 2004) the applicable Base Rent and Additional Rent payable pursuant to Section 7(c) shall be increased by three percent (3%) over the Base Rent and the Additional Rent, respectively, for the prior year (i.e., the period beginning on July 1st and ending on June 30th). For all Site Leases for MATC Sites executed pursuant to the 2003 Purchase Agreement and for each Site Lease listed on Annex 2 attached hereto, on July 1st of each year (commencing on July 1, 2004) the applicable Base Rent and Additional Rent payable pursuant to Sections 7(c) shall be increased by one and one half percent (1.5%) over the Base Rent and the Additional Rent, respectively, for the prior year (i.e., the period beginning on July 1st and ending on June 30th). The initial Base Rent payable under any Site Lease entered into after July 1, 2004 shall be increased as described in the previous sentence to account for the one and one half percent (1.5%) increase each year from July 1, 2003 to the July 1st preceding the date of such Site Lease.

      (c) In addition to the Base Rent payable under this Section 5, Lessee also shall pay to MATC a monthly amount equal to its per capita portion (based on the number of tenants who lease space on the applicable Tower for a rent equal to or in excess of seventy-five percent (75%) of the Base Rent then-payable by Lessee at the applicable Site ("PER CAPITA SHARE")) of MATC's ground rent (if any) and real property taxes (if any) payable with respect to the applicable Site (together with the additional rent described in Section 7(c) herein, "ADDITIONAL RENT"); provided that in the event that the rental income (excluding service and installation fees and any pass-through expenses, including, without limitation, ground rent, taxes, utilities, etc.) that MATC is due to collect from Other Tenants at any particular Site exceeds Five Thousand Eight Hundred Eighty Seven United States Dollars ($5,887.00) (which amount shall be increased by a percentage equal to the applicable increases in the Base Rent for such Site as provided in Section 5(b)), Lessee shall be relieved of any obligation to pay its Per Capita Share of the ground rent and real property taxes at such Site during that calendar month; provided, however, if any uncollected rental income is delinquent by ninety (90) days or more, MATC may retroactively recalculate and prospectively calculate Lessee's entitlement to an abatement of Lessee's Per Capita Share hereunder with respect to the affected Site(s) during any such period of delinquency by Other Tenants by excluding such uncollected rents from the amounts MATC is due to collect

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from Other Tenants. To the extent that MATC is required by the ground lease to pay the ground rent in United States dollars, Lessee shall be required to pay such portion of the Additional Rent in United States dollars. Payment of the Additional Rent set forth in this Section 5(c) shall commence on the Commencement Date of the applicable Site Lease. MATC will notify Lessee each time any Other Tenant (as defined in Section 6(a)) installs its equipment on an applicable Site.

      (d) All Base Rent and Additional Rent due hereunder shall be paid by Lessee to MATC monthly, in advance. The first monthly payment shall be due twenty (20) Business Days following the Commencement Date of the applicable Site Lease and on the fifth day of each calendar month thereafter. The Additional Rent for any fractional month or year (as applicable) at the beginning or at the end of the Term shall be prorated.

      (e) In the event of any late payment of the Base Rent and/or Additional Rent due under any Site Lease, without prejudice to any other rights or remedies available to MATC under this Master Lease or any applicable laws, (i) Lessee shall pay interest on any unpaid portion of such Base Rent and Additional Rent, as of the date payment was due and until payment in full, at a rate per annum of LIBOR (as determined by Citibank N.A. in New York) plus 200 basis points, calculated on the basis of a year of three hundred and sixty (360) days and the number of actual days elapsed, (ii) in addition, in the event that any payment due under Site Lease remains outstanding for ninety (90) days or more following each respective due date thereunder, Lessee shall pay, as liquidated damages (pena convencional), an amount equivalent to one (1) payment of one-twelfth (1/12) of the then current per annum Base Rent due for the applicable Site Lease on the ninety-first (91st) day and at the end of each subsequent thirty (30) days thereafter and (iii) in addition, if Lessee is in default on the payment of Base Rent and/or Additional Rent for three (3) months or more with respect to five percent (5%) or more of the Site Leases under this Agreement, then in addition to any other remedies to which MATC may be entitled under this Section 5(e) and Section 10 hereof, at MATC's request Lessee shall immediately prepay the Base Rent due hereunder for each Site to MATC for the remainder of the then-current term for all of the Site Leases then in effect, provided, however, that upon MATC's receipt of such prepaid rent in full, Lessee shall no longer be in default with respect to the payment of any such Base Rent during the then-current term.

      (f) In order to secure compliance of Lessee's payment obligations hereunder, Lessee shall deliver to MATC a performance bond issued by a Mexican bonding institution of repute, approved by MATC in writing, within twenty (20) Business Days after the Commencement Date for each Site Lease, for an amount equal to the aggregate amount of the monthly payments of the Base Rent and Additional Rent due under the corresponding Site Lease for the subsequent twelve
(12) month period. Lessee shall provide MATC a renewal of such bond policies yearly, no later than twenty (20) Business Days after the anniversary of the Commencement Date, for an amount equal to the outstanding Base Rent and Additional Rent payable through the subsequent twelve (12) month period, as adjusted to take into account increases provided for in Section 5. MATC and Lessee acknowledge and agree that any one Affiliate of Lessee may obtain the foregoing bond in its name for and on behalf of and for the benefit of all or any of its Affiliates hereunder.

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      6.    RENT REDUCTIONS AND OTHER TENANTS.

      (a) The parties hereby agree and acknowledge that premises in each Site, other than the Premises, may be rented to third parties (each an "OTHER TENANT") by MATC, under terms and subject to the conditions established by MATC consistent with MATC's obligations under Section 8 hereof. For each additional lease agreement entered into by MATC with an Other Tenant that will use premises on a Site to provide wireless telecommunication services (including, without limitation, cellular, PCS, wireless local loop, paging, microwave and fiber transmission), the Base Rent payable under the applicable Site Lease will be reduced per month and per each such Other Tenant by the lesser of (i) US$200 (two hundred Dollars 00/100 U.S Cy.) or (ii) ten percent (10%) of the monthly recurring rent paid by the Other Tenant. Notwithstanding the foregoing, following July 25, 2003, no rental reductions pursuant to this Section 6(a), other than those in effect as of July 25, 2003, in the amount in effect as of July 25, 2003, shall be available to Lessee under this Agreement. For the avoidance of doubt, the previous sentence shall not apply to Sites under the 2001 Purchase Agreement.

      (b) MATC shall use its commercially reasonable efforts to deliver within twenty (20) Business Days following the end of each calendar quarter a statement ("QUARTERLY STATEMENT") setting forth, in reasonable detail (A) the amount of Base Rent actually paid by Lessee with respect to such calendar quarter and the amount of Additional Rent actually paid by Lessee with respect to such calendar quarter, (B) the amount of Base Rent due from Lessee with respect to such calendar quarter pursuant to this Agreement (i.e., taking into account, among other things, the amount of the rent reductions under this Section 6) and the amount of Additional Rent due from Lessee with respect to such calendar quarter, and (C) the net amount (the "NET AMOUNT"), if any, due to MATC or Lessee, as applicable. Within five (5) Business Days of delivery of a Quarterly Statement the payee of the Net Amount shall provide payment instructions to the payor specifying, among other things, whether payment of the Net Amount is to be in U.S. Dollars or Mexican pesos. Within ten (10) Business Days of receipt of the payment instructions, the payor shall remit the Net Amount to the other party by wire transfer of immediately available funds in accordance with such payment instructions. If no payment instructions are received within five (5) Business Days of delivery of the Quarterly Statement, the Net Amount shall be paid in US Dollars within fifteen (15) Business Days of delivery of the Quarterly Statement by wire transfer of immediately available funds. If payment is to be made in U.S. Dollars, it shall be made at the then current rate at which Mexican pesos are exchangeable into U.S. Dollars as published by Banco de Mexico in the Federal Official Gazette on the date of payment of the Net Amount. If Lessee disputes the amounts set forth in the Quarterly Statement, Lessee shall deliver written notice to MATC setting forth in reasonable detail the basis for such dispute. If Lessee delivers such a dispute notice, Lessee and MATC shall cooperate in good faith and use their commercially reasonable efforts to resolve such dispute for a period of thirty (30) days following delivery of the dispute notice. If the parties are unable to resolve such dispute within such thirty
(30) day period, the dispute shall be resolved in accordance with Section 22.12 of this Master Lease. Absent manifest error, any acceptance of the Net Amount by Lessee shall act as a waiver of its right to dispute the amounts set forth in the Quarterly Statement as provided in this Section 6(b).

      (c) During the term of this Agreement, MATC agrees to keep all usual and proper records and books of account and all usual and proper entries relating to this Agreement, and Lessee may conduct an audit of MATC's records applicable to
(i) the calculation of the rent reductions under this Section 6, (ii) the Per Capita Share under Section 5(c) and (iii) MATC's compliance with the Prime Leases and legal and regulatory requirements at each of the Sites (provided, however, that any failure by MATC to comply will not be deemed a default under this Agreement so long as Lessee does not suffer any materially adverse consequence as a result thereof). Any such audit will be conducted by a designated Lessee auditor or by an independent certified public accountant selected by Lessee, and will be conducted only with reasonable advance written request. The audit will be conducted during regular business hours and will be conducted in such a manner as not to interfere with MATC's normal business activities. Any fees or costs incurred by an independent certified public accountant will be paid for by Lessee. Lessee recognizes and agrees that information learned during an audit is confidential and that such information may be used only in further disposition of the audit, including, without limitation, to negotiate, prosecute, and resolve disputes.

      7.    FACILITIES; UTILITIES; ACCESS.

      (a) Lessee, at its sole cost and expense, has the right to install, maintain and operate on each of the Premises, Lessee's Improvements and Equipment, which are owned by Lessee and/or any of its Affiliates, as more specifically described in the applicable Site Lease, but in no event, except as provided in Sections 7(c) and 7(g) respectively, may the structural loading resulting from Lessee's Improvements and Equipment (i) (y) for 2001 Purchased Sites, exceed the structural loading (e.g., wind load, weight, etc.) required on the Tower for the installation of twelve (12) panel Allen Telecom ASPD-963 antennas, twelve (12) 1 5/8 inch coax cables, one (1) six foot diameter Andrew solid microwave antenna and an associated 1 5/8 inch cable run and one (1) GPS antenna located at the same height on the antenna structure and (z) for 2003 Purchased Sites, exceed the structural loading (e.g., wind load, weight, etc.) required on the Tower for the installation of twelve (12) panel Allen Telecom ASPD-963 antennas, twelve (12) 1 5/8 inch coax cables, two (2) six foot diameter Andrew solid microwave antennas and an associated 1 5/8 inch cable run and one
(1) GPS antenna located at the same height on the antenna structure (as applicable, the "MAXIMUM EQUIPMENT"), (ii) extend beyond the Premises or (iii) exceed two (2) microwave antennas (for Sites purchased pursuant to the 2003 Purchase Agreement) or one (1) microwave antenna (for Sites purchased pursuant to the 2001 Purchase Agreement) (in each case, the "MAXIMUM MICROWAVE ANTENNAS"). Without MATC's prior written consent, Lessee shall not have the right to relocate Lessee's Improvements and Equipment to any location on a Site. All construction and installation work necessary or convenient for the use of Lessee's Improvements and Equipment shall be performed in a good and workmanlike manner. Title to Lessee's Improvements and Equipment shall be held by Lessee. Lessee's Improvements and Equipment shall remain Lessee's personal property and are not fixtures. Notwithstanding anything to the contrary in this Master Lease, in the event that Lessee elects to install less than the Maximum Equipment as of the Commencement Date, Lessee shall reserve the right at any time during the Initial Term or any Renewal Term thereof, to install additional improvements and equipment (or substitute different improvements and equipment) within the Premises for no additional rent up to the Maximum Equipment, subject to the provisions of Sections 8 and 15 herein; provided that such additional or substitute improvements and equipment will not (i) create interference with the then-existing improvements and equipment of any Other Tenant upon installation or (ii) exceed the structural loading (e.g., wind load, weight, etc.) of the Maximum Equipment assuming the Maximum Equipment is installed at the height of the initial installation of Lessee's Improvements and Equipment (the "Base Loading").

      (b) Lessee shall have the right to remove Lessee's Improvements and Equipment under any Site Lease at any time before the expiration or earlier termination of the applicable Site Lease so long as Lessee is not then in default. The authorization to remove all or part of Lessee's Improvements and Equipment prior to the termination of the Master Lease and/or the respective Site Lease shall not be interpreted as a release of Lessee's responsibility to perform its respective obligations under such agreements and, accordingly, unless otherwise agreed, Lessee shall continue to pay the same Base Rent and Additional Rent, for the same term, as it was prior to removal of such equipment.

      (c) If Lessee desires to install additional improvements and equipment at any Site on space on the applicable structure outside of the Premises or that will exceed the structural capacity (e.g., wind load, weight, etc.) on the Tower required for the Maximum Equipment or if Lessee desires to install more than the Maximum Microwave Antennas ("NEW EQUIPMENT"), MATC and Lessee shall negotiate in good faith the terms of a site lease providing for the installation of such New Equipment on the applicable Site; provided, however, that MATC's obligation to negotiate in good faith for the lease of additional space and/or loading in excess of Base Loading on a Site shall be conditioned upon the existence of space on such structure which is unoccupied and not leased under, or otherwise covered by, another agreement (or an agreement then being negotiated by MATC) permitting another third-party to use or occupy such portion of the applicable Site ("AVAILABLE SPACE") and the obtaining of any necessary Permits for the installation of such New Equipment. The rent payable by Lessee for the use of additional space and/or loading for the installation of such New Equipment will be based upon the additional loading resulting from such New Equipment, pursuant to the following formula: first, the Base Loading will be determined; second, the loading resulting from the New Equipment will be determined based upon the applicable tower manufacturer's specifications and the proposed height of such New Equipment; and third, the Additional Rent will be determined based upon the loading resulting from New Equipment in proportion to the Base Loading (for example, assuming that the Base Load factor is 100 and the wind load factor of such New Equipment would be 50 and the Base Rent at such time is equal to $2,000 per month, the additional rent would be equal to $1,000 per month (50/100 times $2,000). Notwithstanding the foregoing, in the event that the New Equipment that Lessee elects to install upon any Site pursuant to this Section 7(c) is (i) a paging antenna, the Additional Rent to be paid by Lessee shall be four hundred six dollars (US$406.00) per set of omnidirectional and GPS antenna or (ii) one
(1) additional microwave antenna (which does not exceed the loading required for installation of a six foot diameter Andrew solid microwave antenna) per Site, the additional rent to be paid by Lessee shall be two hundred three dollars (US$203.00) per microwave antenna, each subject to annual increases in accordance with Section 5(b). In the event that the New Equipment that Lessee elects to install upon any applicable Site is a microwave antenna in addition to the microwave antenna permitted by the immediately preceding sentence, the Additional Rent to be paid by Lessee per microwave antenna shall be calculated in accordance with the formulas contained in Exhibit E attached hereto, as such Exhibit E may be mutually amended from time to time. Additional Rent pursuant to this Section 7(c) (but not pursuant to Section 5(c)) shall be subject to annual increases in accordance with Section 5(b).

      (d) Lessee shall timely pay for the electricity used in its operations at the rate charged by the servicing utility company. Lessee shall draw electricity by submeter and other utilities from the existing utilities on the Site, unless otherwise mutually agreed. Any easement necessary for such power or other utilities will be at a location reasonably acceptable to MATC and the servicing utility company, but shall be subject to MATC's rights under the applicable Prime Lease.

      (e) Lessee shall have the right to install or temporarily place, as required, an emergency gasoline, butane, diesel or other fuel-powered generator(s) on the Premises, at Lessee's sole cost and expense, and Lessee covenants that such installation or placement and use shall be in compliance with any applicable federal, state, or local environmental, health, fire, community awareness, safety laws or other applicable laws or regulations, now or hereafter enacted or promulgated by any Governmental Authority or court ruling having jurisdiction over the relevant Site, including, without limitation, any applicable guidelines promulgated by the environmental protection authorities.

      (f) Lessee, Lessee's employees, agents and subcontractors may enter on or across the Site twenty four (24) hours a day, seven (7) days a week, at no charge, to obtain entry into the Premises for the purpose of constructing, installing, operating, maintaining and repairing those parts of Lessee's Improvements and Equipment as are ground based, except as otherwise expressly provided in the Prime Lease. Lessee shall not, without prior notice to and approval (which shall not be unreasonably withheld or delayed) from MATC, perform or arrange to be performed normally scheduled installation or repair of Lessee's Improvements and Equipment on a Tower and MATC shall have the right to have a representative present during such installation and repair. Any emergency installation, maintenance or repair of Lessee's Improvements and Equipment on the Tower shall be performed only with prior verbal notice to MATC. Such access shall be in accordance with the procedures set forth in Exhibit D attached hereto, as such Exhibit D may be mutually amended from time to time, and such access route shall be as shown in the applicable Site Lease. Notwithstanding the foregoing, MATC reserves the right, in its reasonable discretion, to refuse to permit any non-qualified person or company to climb any Tower.

      (g) Notwithstanding any other provision of this Agreement, in connection with Lessee's Improvements and Equipment installed on a Tower, Lessee's microwave antennas may extend outside of the Premises at no additional rental cost so long as such equipment (i) does not create interference with the then-existing improvements and equipment of any Other Tenants and (ii) does not exceed the Base Loading. If MATC receives a bona fide written offer that it is considering accepting from a potential broadband collocation tenant ("POTENTIAL TENANT") for space on a Tower located outside of the Lessee's Premises which is being utilized by Lessee for no additional rent in accordance with this Section 7(g) or if Lessee's Improvements and Equipment located outside of the Premises would interfere with such Potential Tenant's equipment, then before accepting the offer MATC shall deliver a written notice to Lessee ("NOTICE OF OFFER") offering to lease to Lessee the space being offered to the Potential Tenant

("POTENTIAL TENANT SPACE") for the same price and on the same terms specified in the Notice of Offer. The Notice of Offer shall contain the price, a description of the Potential Tenant Space, and any other relevant terms of the offer. Lessee may elect to lease the Potential Tenant Space on the terms contained in the Notice of Offer by providing a written notice to MATC within the five (5) Business Day period immediately following receipt of the Notice of Offer. If Lessee notifies MATC Digital of its election to lease the Potential Tenant Space within such five (5) Business Day period, then the terms included in the Potential Tenant Notice shall be binding on the parties and the parties shall execute a revised or new Site Lease reflecting such terms within ten (10) Business Days immediately following such acceptance. If Lessee has not elected to lease the Potential Tenant Space on the terms contained in the Notice of Offer within such five (5) Business Day period, then Lessee's right of first refusal on such space shall terminate and MATC may lease the Potential Tenant Space to the Potential Tenant on terms that are in the aggregate no more favorable to the Potential Tenant than those contained in the Notice of Offer. If MATC does not execute a definitive agreement with the Potential Tenant within thirty (30) days from the expiration of Lessee's right of first refusal, then MATC must again offer the space to Lessee on the terms provided in this Section 7(g). If Lessee has not elected to lease the Potential Tenant Space, within five
(5) Business Days following the expiration of Lessee's right of first refusal, Lessee shall, at its sole cost and expense, reconfigure its equipment such that its microwave antennas located outside of the Premises no longer extend into Potential Tenant Space or interfere with the Potential Tenant's equipment.

      8.    NON-INTERFERENCE.

      In the event that the operations of Lessee (including any subsequent modifications or installations) under any Site Lease interfere with the then pre-existing transmitting or receiving of radio, television, or electronic signals by MATC or Other Tenants (or if the Lessee's microwave equipment located outside of the Premises pursuant to Section 7(g) interferes at any time with MATC's or an Other Tenant's equipment), Lessee shall cause the interference to be eliminated within forty-eight (48) hours, for material interference, and fifteen (15) Business Days if otherwise measurably adverse, at no cost to MATC or Other Tenants. In the event such interference does not cease within the applicable time period, MATC may terminate the applicable Site Lease, or shut off Lessee's Improvements and Equipment. This provision shall not apply to test periods where the source of the interference is being determined for purposes of suppression. In the event that, with respect to Lessee's initial installation on any given Site (other than microwave antennas extending beyond the Premises) or, with respect to any subsequent modification of Lessee's Improvements and Equipment or operations, any devices installed by MATC after such modification shall interfere with Lessee's then-existing transmission or reception, MATC shall cause the interference to be eliminated within forty-eight (48) hours, for material interference, and fifteen (15) Business Days if otherwise measurably adverse, at no cost to Lessee.

      In the event such interference does not cease within the time periods specified above, the parties acknowledge that continuing interference will cause irreparable injury to the party experiencing such interference and such party shall have all rights available under applicable law to cause such interference to cease.

      9.    TAXES.

      As provided in Section 5(c), Lessee shall pay to MATC its Per Capita Share (as defined in Section 5(c) hereof) of all real estate taxes and other taxes, duties or charges of similar nature imposed on the Sites. To that effect, MATC shall make the required calculations and inform Lessee the amounts payable together with any supporting documentation. Lessee shall reimburse MATC for any increases in real property taxes that are assessed as a direct result of Lessee's Improvements and Equipment to the Sites. As a condition of Lessee's obligation to pay such tax increases, MATC shall provide Lessee the documentation from the relevant taxing authorities indicating that the increase is due to Lessee's Improvements and Equipment. Any other taxes, levies or rights imposed by any authorities as a result of the performance of the obligations under the Original Master Lease, this Master Lease or each Site Lease, will be borne by the corresponding party, at its sole expense.

      10.   DEFAULT; TERMINATION.

      (a) Either party shall be in default under an applicable Site Lease if the party fails to perform any material duty or obligations under this Master Lease or such Site Lease, in respect of a Site or any Premises, and does not cure or remedy such failure to perform within twenty (20) Business Days after receipt of written notice with respect thereto; provided, however, that if such failure to perform shall require a longer period to cure, then such cure period shall be extended for such time as is reasonably necessary to cure such failure to perform (not to exceed forty-five (45) Business Days), but only so long as such efforts to cure are commenced within ten (10) Business Days after receipt of written notice from the other party and thereafter proceed diligently and in good faith. Notwithstanding the foregoing, in no event shall the time within which a party may cure a failure in the payment of money exceed a single ten
(10) Business Day period following written notice of such failure, without extension; provided, however, that the defaulting party shall be required to pay any overdue money after such ten (10) Business Day period has elapsed by check and if such check is accepted and actually cashed or deposited by the non-breaching party (so long as such check also clears), then the receipt of such funds shall be deemed a waiver by the non-breaching party of such default.

      (b) Upon the occurrence of a default, the non-defaulting party may pursue any and all remedies available under applicable law and any one or more of the following remedies, separately or concurrently or in any combination, to the extent compatible under applicable law, without further notice or demand whatsoever:

            (i) Termination of the applicable Site Lease by giving the defaulting party written notice of such termination, in which event the applicable Site Lease shall be terminated at the time designated in the notice without any further judgment or judicial declaration; and

            (ii) The recovery from the defaulting party of all damages, costs and expenses incurred by the non-defaulting party in enforcing and compensating its rights and remedies under this Master Lease and the applicable Site Lease, including reasonable attorneys' fees and expenses.

      (c) Notwithstanding the foregoing, if Lessee breaches any of its material obligations under ten percent (10%) or more of the Site Leases under this Agreement and the MLA for BTS Sites, collectively, then in effect in any particular Region during any consecutive six (6) month period during the Term, MATC shall have the right to terminate this Master Lease and any other or all of the Site Leases executed under the terms of this Master Lease with respect to such Region; provided, however, that if MATC has previously exercised its right to accelerate the rental payments due for the Region affected hereunder pursuant to Section 5(e) above, MATC shall not have the right to terminate the relevant Site Leases which have been pre-paid. In addition, if Lessee is in default on the payment of Base Rent and/or Additional Rent for three (3) months or more with respect to five percent (5%) or more of the Site Leases under this Agreement, then so long as MATC has not exercised its right to accelerate rental payments under Section 5(e), MATC may terminate this Master Lease and any other or all of the Site Leases executed under the terms of this Master Lease.

      (d) The termination of an applicable Site Lease by reason of a party's default shall not relieve the defaulting party of any of its duties and obligations accrued under this Master Lease in respect of such Site Lease or any other Site Lease, prior to the effective date of such termination.

      (e) At the expiration or termination of an applicable Site Lease for any reason, Lessee shall surrender to MATC the Premises, remove Lessee's Improvements and Equipment, and shall restore the Premises to substantially the same condition existing on the Commencement Date, except for ordinary wear and tear. If Lessee fails to remove Lessee's Improvements and Equipment as required, Lessee's Improvements and Equipment will, subject to fifteen (15) days prior written notice and subject to the rights of the Financing Secured Parties described in Section 13(c)(i), be subject to disconnection, removal and disposal by MATC. In such event, Lessee will pay to MATC upon written demand therefor, the disconnection, removal and storage expenses incurred by or on behalf of MATC including, without limitation, the repair of any damage to the Premises or Site caused by such removal. If Lessee's Improvements and Equipment are not claimed by Lessee within thirty (30) days following written notice from MATC to Lessee of its removal, subject to the rights of the Financing Secured Parties described in Section 13(c)(i), MATC is hereby authorized by Lessee to take any steps necessary, subject to any existing lien, security interest or other encumbrance, to sell all or any portion of Lessee's Improvements and Equipment, and Lessee shall execute any documents necessary to effect such transfer. In the event Lessee's Improvements and Equipment remain on the Premises following termination or expiration of the applicable Site Lease (even if it has been disconnected), Lessee shall pay to MATC holdover rent equal to one hundred and twenty-five percent (125%) of the then effective Base Rent, pro-rated from the date of termination to the date Lessee's Improvements and Equipment are removed from the Premises by Lessee. The parties hereby specifically acknowledge that MATC will be under no obligation to repay Lessee for any construction, improvements or work performed on a Site by Lessee, and Lessee hereby waives the provisions of articles 2423 and 2424 of the Federal Civil Code and the applicable provisions of the Civil Codes of the jurisdictions in which any Site is located. Notwithstanding anything to the contrary herein, the notice requirements outlined in this Section 10(e) shall not apply to the extent that they conflict with the provisions of the applicable Prime Lease pursuant to its termination or expiration.

      (f)   [INTENTIONALLY OMITTED]

      (g) Subject to Section 10(j), upon no less than thirty (30) days prior written notice (unless a lesser period of time is otherwise required by law), either party hereto may terminate the applicable Site Lease without any further obligation by either party to the other if any law, ordinance, regulation or directive of any governmental or regulatory authority hereinafter enacted or ordered prohibits Lessee's or MATC's use of the Premises so long as such governmental action is not the result of any action or inaction by the terminating party.

      (h) MATC will provide Lessee with a copy of any notice of default received by MATC under any Prime Lease in the event that MATC does not intend to or can not cure any such default during the applicable cure period provided for in the Prime Lease or of any notice, complaint, order or decree that will (or could) adversely affect Lessee's ability to operate its wireless communications facility from the Site or will (or could) adversely affect any right or remedy of Lessee hereunder. Any failure by MATC to deliver notice pursuant to this Section shall not be deemed a default under this Agreement so long as Lessee does not suffer any materially adverse consequence as a result thereof.

      (i) Notwithstanding anything to the contrary in this Agreement, in the event that MATC fails to comply with the provisions of a Prime Lease, any Governmental Requirements (other than failure to obtain Tower Site Permits that Lessee or its affiliates were required to obtain prior to Closing), or its maintenance or repair obligations hereunder and Lessee's rights hereunder shall (or could) be materially and adversely affected by a failure to comply, Lessee (in addition to any other rights and remedies it may be entitled to hereunder) will be authorized, following no less than five (5) Business Days prior written notice to MATC (unless during such period MATC diligently commences and pursues the cure of such failure), to pay any reasonable amount required to cure such failure or, if applicable, commence and prosecute any and all reasonable action or actions necessary to cure such failure as may be available to MATC. Following any such payment by Lessee, Lessee will be entitled to withhold the full amount thereof from installments of rent or other payments next owing under this Agreement until such amount and charge have been fully credited. Any dispute as to the obligation to pay any such amount or pursue any specific action pursuant to this Section 10(i), will be resolved in accordance with Section 22 hereof.

      (j) In the event that a tower structure upon which the Premises are located at any Site must be removed, dismantled or otherwise becomes unusable because the applicable Tower Site Permits for a Site were required to be obtained by Lessee or its Affiliates prior to the Closing (as defined in the Purchase Agreement) of such Site, but were not obtained by Lessee or such Affiliates, then (i) the associated Site Lease shall be deemed to have been terminated contemporaneously therewith, (ii) Lessee shall promptly indemnify MATC, which indemnification shall be paid (A) if Base Rent is being paid annually, then annually in advance on the anniversary of the applicable Commencement Date, beginning on the date of such deemed termination and ending on the nine year anniversary of the applicable Commencement Date (i.e., payment shall be through the remainder of the Initial Term), or (B) if Base Rent is being paid monthly, then monthly in advance on the first of each month beginning on the date of such deemed termination and ending on the month immediately prior to the ten (10) year anniversary of the Commencement Date (i.e., payment shall be through the remainder of the Initial Term); in each case in an amount equal to the rent that would have been payable to MATC under the applicable Site Lease. To the extent that Lessee has prepaid rent corresponding to any periods after the deemed termination, such prepaid rent shall count toward Lessee's indemnity obligation described in this
Section 10(j). The Indemnification described in this Section 10(j) shall be in addition to any other indemnification provided for in this Section 10 or any other section of this Agreement and Lessee further waives any right to claim such event as a force majeure event under the applicable provisions of the Federal Civil Code and its corresponding articles of the Civil Codes for the Federal District and the States of Mexico.

      11.   EXPROPRIATION.

      If the whole or any substantial part of a Site shall be taken by any public authority under the power of eminent domain (expropiacion) so as to materially interfere with Lessee's use and occupancy, then the Site Lease shall terminate as to such Site so taken. Any Base Rent covering the period after the effective date of termination paid in advance shall be refunded to Lessee within thirty (30) days of Lessee's written demand.

      12.   INSURANCE.

      (a) Each Party shall carry during the term of each Site Lease, at its own cost and expense, the following insurance with respect to the Sites and the
Premises: (i) "All Risk" property insurance which insures the insuring party's property for its full replacement cost; and (ii) comprehensive general liability insurance with a commercial general liability endorsement having a minimum limit of liability of US$1,000,000.00 (one million Dollars 00/100 U.S. Cy.) with a combined limit for bodily injury and/or property damage for any one occurrence, and (iii) excess/umbrella coverage of US$5,000,000.00 (five million Dollars 00/100 U.S. Cy.) MATC agrees to use its reasonable best efforts to require all Other Tenants who execute lease agreements with MATC on or after the date first written above to maintain insurance coverage comparable (based on such Other Tenant's equipment installation and use of a Site) to the coverage limits set forth in this Section 12(a).

      (b) Each Party shall name the other as an additional insured (in the case of Lessee, such rights of MATC to be subject to the rights of the Financing Secured Parties described in Section 13(c)(i)) under its liability policy and require its insurance company to endeavor to give at least thirty (30) days' written notice of termination or cancellation of the policy to the additional insured. A certificate of such insurance, together with such endorsement, shall be delivered to the additional insured within thirty (30) days from the Commencement Date for each Site Lease and before the expiration of any term thereof, from a licensed insurance company. All insurance certificates must contain an undertaking by the agents or brokers to notify the other party in writing not less than thirty (30) days before any material change, reduction in coverage, cancellation or termination of the insurance.

      (c) Lessee shall cause any contractor retained by Lessee to maintain in full force and effect during the term of any maintenance, work or repairs performed on Lessee's behalf at any Site, insurance satisfying the coverage requirements described in Section 12(a) and to deliver, prior to the commencement of such work, an insurance certificate naming MATC as an additional insured. Lessee shall be solely responsible and liable to MATC for Lessee's failure to obtain or deliver to MATC the required insurance certificates from Lessee's approved contractor.

      13.   ASSIGNMENT.

      (a) This Master Lease or any Site Lease may be sold, assigned or transferred, in whole or in part, by MATC (i) to any subsidiary and/or affiliate of MATC; (ii) in the event of a sale, assignment or transfer of all or substantially all of MATC's assets or equity interests in one or a series of related transactions; (iii) in the event of a sale, assignment or transfer of all or substantially all of MATC's assets located within a particular Mexican Region (as such regions are commonly defined with respect to communication services as of the date of the execution of this Master Lease and hereinafter referred to as a "Region(s)"); (iv) pursuant to any merger, stock transfer, sale of all or substantially all of the assets of or other corporate reorganization involving any of MATC's parent companies; and (v) to any lender of MATC if such lender becomes a successor to its business through foreclosure in accordance with Section 13(d), provided, however, that, except in connection with a merger, stock transfer, sale of all or substantially all of the assets of or other corporate reorganization involving American Tower Corporation, MATC's ultimate parent entity (or its successor-in-interest), MATC may in no event assign all or any part of this Master Lease or any Site Lease to any of the following of Lessee's competitors: Telcel, Nextel or Telefonica (or any of their successors-in-interest), or any other person domiciled in Mexico who is an Affiliate of such competitor as of the date of this Agreement; provided, further, that if Lessee is in payment default under this Agreement, MATC may freely sell, assign or transfer this Master Lease or any Site Lease, in whole or in part, without restriction. Any other assignment of this Master Lease or any Site Lease shall require the prior written consent of Lessee, which consent shall not be unreasonably withheld, conditioned or delayed.

      (b) This Master Lease or any Site Lease may not be sold, assigned or transferred, in whole or in part, by Lessee without the prior approval or consent of MATC; provided, however, that notwithstanding anything to the contrary contained herein, (i) Lessee may sublease any space on the Premises, transfer any of its rights and/or obligations under this Master Lease, Lessee's Improvements and Equipment and/or any Site Lease to any subsidiary and/or Affiliate whose ownership or voting percentage is not modified to less than forty-five percent (45%) of the current ownership or voting percentage by any act or series of acts subsequent to the assignment that may cause Lessee to lose such percentage within two (2) years from the date of the assignment, provided that the respective permitted sublessee or assignee must agree in writing, before taking possession of the subleased Premises, to be bound by all the terms and conditions of this Master Lease and the applicable Site Lease; (ii) in the event that such sale, assignment or transfer is associated with the sale of all or substantially all of Lessee's assets located within a particular Region, MATC may not unreasonably withhold, condition, or delay such consent; (iii) Lessee may sell, assign or transfer its rights under this Master Lease or any Site Lease pursuant to any merger, stock transfer, sale of all or substantially all of the assets of or other corporate reorganization involving any of Lessee's parent companies; and (iv) Lessee may grant a security interest in this Master Lease in favor of the Financing Secured Parties as contemplated by Section 13(c)(i). Any sale, transfer or assignment by Lessee under or pursuant to subsections (ii) or (iii), shall be contingent upon Lessee assigning the Master Lease and all of the Site Leases associated therewith (or, in the case of subsection (ii), all of the Site Leases in the applicable Region) and the assignee assuming all of the obligations under the Master Lease and all of such Site Leases (or, in the case of subsection
(ii), all of the Site Leases in the applicable Region). No sale, transfer or assignment of the Master Lease or any Site Lease hereunder will release Lessee from any obligations or liabilities hereunder or under the assigned Site Lease; provided, however, that Lessee shall be released of such obligations and liabilities if (i) the total assets and total revenue of such successor entity are at least equal to that of Grupo Iusacell on a consolidated basis, (ii) the successor entity agrees in writing to be bound by the terms and conditions of this Master Lease and the applicable Site Leases and (iii) the successor entity is not an Affiliate of the assigning party. In no event may Lessee sublease, sublicense, or permit shared use of the Premises by any party other than an Affiliate of Lessee in accordance with subsection 13(b)(i) herein; provided, however, that in the event that the applicable antenna structure is fully loaded and can not be structurally modified to accommodate any additional equipment, Lessee may sublease or sublicense the Premises to a third party with the prior written consent of MATC, which consent shall not be unreasonably withheld or delayed.

      (c) MATC hereby acknowledges and consents to the security interests granted by Lessee or its affiliates in this Master Lease, any Site Lease and any of Lessee's Improvements and Equipment in favor of (i) The Chase Manhattan Bank (currently known as JPMorgan Chase Bank) ("CHASE") as lender and as collateral agent and administrative agent for the lenders (the "CHASE LENDERS") listed in the mortgages, under those certain mortgages granted by means of (X) notarial deed 5,114, dated December 1, 1997, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District, registered under commercial numbers before the applicable Public Registry of Commerce 129,279, 126,502, 168,528, 177,150, 120,042, and 132,047, executed by and among each of the companies mentioned therein as mortgagors and Chase as mortgagee, as amended and restated under the First Amendment to the Mortgage Agreement granted by means of notarial deed 8,824, dated April 15, 1999, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District executed by and among the companies mentioned therein as mortgagors and Chase as mortgagee (the "FIRST AMENDED MORTGAGE"), and the Second Amendment to the Mortgage Agreement granted by means of notarial deed 3,196, dated March 29, 2001, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District executed by and among the companies mentioned therein as mortgagors and Chase and the First Union National Bank as mortgagees (the "SECOND AMENDED MORTGAGE"), and (Y) notarial deed 6,283, dated April 30, 2002, granted before Mr. Francisco Hugues Velez, Notary Public Number 212 in the Federal District, registered under commercial numbers before the applicable Public Registry of Commerce 298,914, executed by and among Portatel del Sureste, S.A. de C.V. and Portatel Comercializadora, S.A. de C.V. as mortgagors and Chase and First Union National Bank as mortgagees (the "PORTATEL MORTGAGE") and (ii) First Union National Bank ("FIRST UNION"), as trustee and agent or representative of the holders under the Senior Note Indenture, granted by means of the Second Amended Mortgage and the Portatel Mortgage (First Union, Chase and the Chase Lenders are collectively referred to as the "FINANCING SECURED PARTIES"). Lessee may, upon prior written notice to MATC, mortgage or grant a security interest in Lessee's Improvements and Equipment to any bona fide unaffiliated institutional lender in connection with any bona fide financing by Lessee, and may assign its rights to Lessee's Improvements and Equipment to any such mortgagees or holders of security interests including their successors or assigns (hereinafter, with the Financing Secured Parties, collectively referred to as "LESSEE MORTGAGEES"). In such event, MATC shall execute such consent to leasehold financing as may reasonably be required by Lessee Mortgagees, in which MATC will agree to notify Lessee and the Lessee Mortgagees simultaneously of any default by Lessee and to give Lessee Mortgagees the same right to cure any default as Lessee except that the cure period for any Lessee Mortgagee shall not be less than ten (10) days after receipt of the default notice.

      (d) Lessee acknowledges and agrees that MATC has or may in the future enter into financing arrangements with financing entities ("MATC'S LENDERS") evidenced by credit agreements and other documents (as may be amended from time to time) pursuant to which MATC may grant to MATC's Lenders, as security interest in connection therewith, certain rights to assume MATC's contractual obligations hereunder; provided, however, that any such security interest or right shall in all instances be subject to the Subordination Agreement executed on even date herewith. In the event that MATC's Lenders become a successor to MATC's business through foreclosure or otherwise, Lessee shall continue to perform its respective obligations under this Agreement in favor of MATC's Lenders if and to the extent that MATC's Lenders continue to perform MATC's obligations under this Agreement; provided, however, that nothing in this paragraph shall be deemed to restrict or limit Lessee's rights and remedies with respect to any default under this Agreement by MATC or, as its successor, MATC's Lenders.

      14.   WARRANTY OF TITLE AND QUIET ENJOYMENT; COMPLIANCE WITH LAWS.

      (a) MATC warrants that: (i) MATC owns or leases the Site and the Tower located thereon (if any) and will have rights of access thereto; (ii) MATC has full right to make and perform this Master Lease; and (iii) MATC covenants and agrees with Lessee that, according to article 2412 of the Federal Civil Code and the applicable provisions of the Civil Codes of the jurisdictions where any Site is located, upon Lessee paying the Base Rent and Additional Rent and observing and performing all the material terms, covenants and conditions on Lessee's part to be observed and performed, Lessee may peacefully and quietly have, hold and enjoy possession and use of each of the Premises. Notwithstanding anything to the contrary herein, (i) no representation, warranty or covenant made by MATC in this Master Lease shall be enforceable by Lessee against MATC (or be deemed breached by MATC hereunder) in the event that such representation, warranty or covenant (x) is contrary to any disclosure made by Lessee to MATC pursuant to the Purchase Agreements, or (y) relates to or existed during any period of time prior to the Closing, and (ii) any representation, warranty or covenant made by MATC in this Master Lease shall be subject to and limited by any similar representation, warranty, and covenant made by Lessee to MATC under the Purchase Agreements.

      (b) In the performance by each party to this Agreement of its respective obligations hereunder, the parties recognize and acknowledge that each party hereto shall be responsible for the personnel it employs to perform its respective obligations hereunder, including, without limitation, their ordinary and extraordinary salaries, vacations, Christmas bonus (aguinaldo), seniority payments (prima de antiguedad), disability payments, severance payments, contributions to the IMSS and INFONAVIT and any other existing obligation derived from the Federal Labor Law (Ley Federal de Trabajo) (collectively, "LABOR OBLIGATIONS"). Each party shall have no responsibility for the other party's Labor Obligations or to the other party's personnel or otherwise, and each party agrees to indemnify, defend and hold harmless the other party and its respective Affiliates, and their directors, officers and employees, from and against all Losses based upon any claim arising out of Labor Obligations. In the performance by the parties of their respective obligations under this Agreement, each of MATC and Lessee agree to comply with any and all applicable laws of Mexico and, as applicable, the United States. Without limiting the generality of the foregoing, MATC and Lessee each agree, in the performance of their respective obligations hereunder, to comply with the provisions of the Foreign Corrupt Practices Act of the United States.

      (c) Notwithstanding the provisions of this Section 14, any Site Lease hereunder may be terminated, without any further obligation by either party to the other, by Lessee, from the period beginning on the date first written above and ending ten (10) years thereafter ("TERMINATION PERIOD"), in the event that a man-made obstruction constructed subsequent to Lessee's installation (or later modification) adversely affects Lessee's RF requirements with respect to the operation of such affected equipment; provided, however, that in no event may Lessee terminate more than an aggregate of five percent (5%) of all of the Site Leases executed by Lessee hereunder during the Termination Period pursuant to this Section 14(c).

      15.   MAINTENANCE AND REPAIRS.

      (a) Lessee shall perform all repairs necessary or appropriate to keep Lessee's Improvements and Equipment on or about the Premises or located on any appurtenant rights-of-way or access to the Premises in good and tenantable condition. Damage to Lessee's Improvements and Equipment resulting from the acts or omissions of MATC shall be repaired by MATC, at MATC's cost and expense unless otherwise provided herein.

      (b) MATC, at MATC's sole cost and expense, shall maintain the Sites and its improvements thereto in good order and repair, except acts resulting from an act of God or force majeure (caso fortuito o fuerza mayor) which shall be repaired by MATC as promptly as is practical under the circumstances; provided, however, that if Lessee's ability to provide service to its customers through Lessee's Improvements and Equipment is negatively affected, MATC shall commence the repair of the facilities within twenty-four (24) hours and shall complete such repairs within the time period reasonably necessary to effect such repairs under the circumstances following written notice from Lessee thereof. Damage resulting from the acts or omissions of Lessee shall be repaired by Lessee, at Lessee's cost and expense unless otherwise provided herein.

      16.   MISCELLANEOUS.

      (a) Entire Agreement. This Master Lease, the applicable Site Leases and the Purchase Agreement and all schedules and exhibits hereto or thereto constitute the entire agreement and understanding between the parties, and supersedes all offers, negotiations and other agreements concerning the subject matter contained herein. Any amendments to this Master Lease or any Site Lease must be in writing and executed by both parties.

      (b) Severability. If any provision of this Master Lease is invalid or unenforceable with respect to any party, the remainder of this Master Lease or the application of such provision to persons other than those as to whom it is held invalid or unenforceable, shall not be affected and each provision of this Master Lease shall be valid and enforceable to the fullest extent permitted by law.

      (c) Binding Effect. This Master Lease shall be binding on and inure to the benefit of the successors and permitted assignees of the respective parties.

      (d) Notices. Any notice or demand required to be given herein shall be made by recognized overnight courier to the address of the respective parties set forth below:

      GRUPO IUSACELL:            Grupo Iusacell, S.A. de C.V.,
                                 Prol. Paseo da la Reforma 1236, 4th Floor
                                 Col.Santa Fe, 05348 Mexico, D.F.
                                 Attention: Vice President/Technical Operations
                                 Fax No.: (011) (525) 109-5407

      IUSACELL ARRENDADORA, S.A. DE C.V.:

                                 Prol. Paseo de la Reforma 1236, 4th Floor
                                 Col.Santa Fe, 05348 Mexico, D.F.
                                 Attention: Vice President/Technical Operations Fax No.: (011)(525) 55-109-5407

      With a copy to:            Grupo Iusacell Celular, S.A. de C.V.
                                 Prol. Paseo da la Reforma 1236, PH
                                 Col. Santa Fe, 05348 Mexico, D.F.
                                 Attention: General Counsel
                                 Fax No.:  (011) (525) 55-109-5772

      MATC:                      MATC Celular, S. de R.L. de C.V.
                                 MATC Digital,S.de R.L. de C.V.
                                 Ejercito Nacional 904, Piso 17
                                 Col. Palmas Polanco
                                 11560, Mexico, D.F.
                                 Attn:  Lawrence Gleason
                                 Fax: (011) (525) 55-240-2006

      With a copy to:            American Tower Corporation
                                 116 Huntington Avenue
                                 Boston, MA 02116
                                 Attention:  General Counsel
                                 Fax No.:  (617) 375-7575

                                     - and-

                                 American Tower International
                                 Galleria 75 Office Park, Suite 205
                                 3200 Cobb Galleria Parkway
                                 Atlanta, Georgia 30339
                                 Attention:  Dan Brooks
                                 Fax No.: (770) 952-4999

      MATC or Lessee may from time to time designate any other address for this purpose by written notice to the other party. All notices hereunder shall be deemed received upon actual receipt.

      (e) Governing Law. This Master Lease shall be governed, to the extent applicable, by the Federal Civil Code and other applicable federal laws of the United Mexican States ("MEXICO"). The Site Leases shall be governed by the laws of the jurisdiction on which the corresponding Sites are located as specified in each Site Lease. If a term in a Site Lease conflicts with the terms of the Master Lease, the Master Lease shall govern.

      (f) [INTENTIONALLY OMITTED]

      (g) Counterparts. This Master Lease, each Site Lease and all Exhibits to this Master Lease or any Site Lease may be executed in as many counterparts as the parties deem necessary, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument. This Master Lease and any Site Lease may be executed in triplicate counterparts, each of which shall be deemed an original.

      (h) Language. This Master Lease is executed and each Site Lease will be executed in the English language; provided, however, that the parties hereto hereby irrevocably agree and accept that the Spanish translation of this Agreement attached hereto as Exhibit C, is a true, accurate and complete translation of this Agreement that shall be used in the event that any party hereto brings a legal action or proceeding with respect to this Agreement and the parties hereto hereby waive any right to challenge the validity, truthfulness, accuracy or completeness of such Spanish translation.

      17.   TOWER MARKING AND LIGHTING REQUIREMENTS.

         For each Site, MATC shall be responsible for compliance with all marking and lighting requirements under applicable laws and regulations in Mexico, provided that if the requirement for compliance results from Lessee's Improvements and Equipment, Lessee shall pay for the reasonable costs and expenses therefor.

      18.   INDEMNITY.

      (a) Each party hereto ("INDEMNIFYING PARTY") agrees to compensate the other party for damages and to defend, indemnify and to hold the other party harmless from all claims (including reasonable attorneys' fees, costs and expenses of defending against such claims) incurred and arising from the negligent acts or omissions of the Indemnifying Party or its agents, employees, engineers, contractors, subcontractors, or invitees in or about the Premises or arising from the

Indemnifying Party's default pursuant to this Master Lease or the applicable Site Lease. Except as otherwise specifically provided herein to the contrary, it is understood and agreed that all property kept, installed, stored, or maintained in or upon the Premises by Lessee shall be so installed, kept, stored, or maintained at Lessee's risk. Neither party hereto shall be responsible for any loss or damage to equipment owned by the other party which might result from tornadoes, lightning, wind storms, hail, flying debris, or other acts of God (caso fortuito o fuerza mayor). The indemnities described in this Section shall survive termination of this Master Lease or the applicable Site Lease.

      (b) Notwithstanding any provision of this Master Lease to the contrary (other than Section 5 hereof), each party hereby waives the right to recover consequential (including lost profits), punitive, exemplary and similar damages and the multiplied portion of damages to the extent provided under applicable law, except to the extent such damages are suffered by such party in connection with an action initiated by a third party in which case the damages paid to such third party shall be deemed compensatory damages.

      (c) Notwithstanding anything to the contrary contained in this Master Lease, no party may be granted indemnity under this Master Lease if it has already received indemnity for the same claim under the Purchase Agreement.

      19.   HAZARDOUS SUBSTANCES.

      Lessee agrees that it will not use, generate, store or dispose of any hazardous material on, under, about or within the Sites in violation of any law or regulation. MATC represents, warrants and agrees (i) that neither MATC nor, to MATC's knowledge, any third party has used, generated, stored or disposed of, or permitted the use, generation, storage or disposal of, any hazardous material on, under, about or within the Sites in violation of any law of regulation, unless otherwise disclosed in the applicable Site Lease and (ii) that MATC will not generate, store or dispose of any hazardous material on, under, about or within the Sites in violation of any law or regulation. MATC and Lessee each agree to defend, indemnify and hold harmless the other party and the other party's partners, affiliates, agents and employees against any and all losses, liabilities, claims and/or costs (including reasonable attorneys' fees and costs) arising from any breach of any representation, warranty or agreement contained in this Section 19. As used in this Section 19, "HAZARDOUS MATERIAL" shall mean petroleum or any petroleum product, asbestos, and/or any substance, chemical or waste that is identified as hazardous, toxic or dangerous in any applicable federal, state or local law or regulation. This Section shall survive the termination of this Master Lease.

      20.   REPLACEMENT OR RECONSTRUCTION OF TOWER BY MATC.

      Notwithstanding anything to the contrary contained herein, Lessee acknowledges and agrees that MATC reserves the right to replace or rebuild an existing structure or the top of any structure upon no less than ten (10) days prior written notice to Lessee, provided, however, that in the event of such replacement, MATC shall provide Lessee with suitable space at the Site during the construction period to permit the continued operation of Lessee's Improvements and Equipment and MATC shall be solely responsible for the costs associated with removing and re-installing the Lessee's Improvements and Equipment on the replacement structure. MATC also expressly reserves the right to erect one or more Towers on the Site, subject to MATC's obligations to Lessee pursuant to Section 8 of this Master Lease. In no event shall Lessee's Base Rent be abated in any manner during any period of construction of the Tower or candelabra so long as Lessee is capable of continuing to operate its equipment from a temporary location on the Site. Lessee acknowledges and agrees that it will reasonably cooperate with MATC in any actions, filings, or permits which may be required for MATC to exercise its rights under this Section 20. In the event that the replacement space provided to Lessee fails to meet Lessee's RF standards, Lessee shall reserve the right to terminate the applicable Site Lease upon thirty (30) days notice to MATC without any further obligation of either party to the other hereunder.

      21.   CONFIDENTIALITY.

      The parties agree to hold the economic terms and conditions of this Agreement in strict confidence, and shall bind its employees, affiliates, advisors, representatives and agents to keep such economic terms in strict confidence, and not to make any disclosure with respect thereto, publicly or privately, other than as is jointly agreed to by the parties or as is required by applicable law (of any applicable country), including the rules and regulations of the Mexican National Banking and Securities Commission, the U.S. Securities and Exchange Commission, and the stock exchange rules or regulations. If a public statement by either party is determined to be required by law or stock exchange rules or regulations, the other party shall have the right to review and comment on such statement prior to its release to the extent practicable. Except as otherwise provided above, without the prior written consent of the other party, no party shall at any time disclose any such economic terms to any third party not bound by the confidential duty. The provisions contained herein shall survive termination of this Agreement and shall remain in full force and effect for a term of five (5) years after termination of this Agreement.

      22.   DISPUTE RESOLUTION.

      SECTION 22.1 AGREEMENT TO ARBITRATE. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the Parties created by this Agreement (all of which are referred to herein as "CLAIMS"), between two or more parties (each a "DISPUTING PARTY") shall be resolved by binding arbitration, regardless of whether such Claims (a) allegedly are extra-contractual in nature, (b) sound in contract, tort, or otherwise, (c) are provided for by statute or otherwise, or (d) seek damages or any other relief; provided, however, that each Party expressly waives any right to any form of damages in excess of compensatory damages, and agrees not to seek such damages in any forum, as a result of any dispute, controversy or claim arising out of, relating to or in connection with this Agreement, including, without limitation, any dispute regarding its validity or termination, or the performance or breach thereof, and each party further agrees that the arbitrators are divested of, and will not have, jurisdiction or the authority to award any form of damages in excess of compensatory damages. Without limiting the authority conferred on the arbitrators by this Agreement and the ICC Rules, the arbitrators shall have the authority to award specific performance. No Claim shall be submitted to arbitration until sixty (60) days have passed (without mutual agreement having been reached) following the first written notice from a Disputing Party to the other Disputing Parties that sets forth the subject matter of the Claim and that states that it is being given pursuant to this Section 22.1. Each Disputing Party shall, if requested by another Disputing Party, select and appoint a senior executive (not concerned with the day-to-day performance of the appointor's obligations under this Agreement) to serve on a panel seeking to reach mutual agreement with respect to the applicable Claim. Each such appointment shall be made by the giving of notice by the appointor to the other Disputing Parties within ten (10) Business Days of the request for the appointment. The appointees shall meet and shall endeavor to reach such mutual agreement as soon as practicable.

      SECTION 22.2 APPOINTMENT OF ARBITRATORS. If no such mutual agreement has been reached within such sixty (60) day period, then any Disputing Party may refer the claim to arbitration under the following provisions:

      (a) To refer a claim to arbitration, a Disputing Party must provide notice to the ICC and the other Disputing Parties stating (i) a general description of the Claim and (ii) that the Claim is being referred to arbitration under this
Section 22.

      (b) The arbitration panel shall consist of three neutral arbitrators. Each Disputing Party shall appoint one arbitrator, obtain its appointee's acceptance of such appointment, and deliver written notification of such appointment and acceptance to the other Disputing Party within thirty (30) days after delivery of the notice described in Section 22.2(a) hereof. In the event a Disputing Party fails to appoint an arbitrator or deliver notification of such appointment to the other Disputing Party within this time period, upon request of either Disputing Party, such arbitrator shall instead be appointed by the ICC within thirty (30) days of receiving such request. The two arbitrators appointed in accordance with the above provisions shall appoint the third arbitrator, obtain the appointee's acceptance of such appointment and notify the Disputing Parties in writing of such appointment and acceptance within thirty (30) days of their appointment. If the first two appointed arbitrators fail to appoint a third arbitrator or notify the Disputing Parties of that appointment within this time period, then, upon request of either Disputing Party, the third arbitrator shall be appointed by the ICC within thirty (30) days of receiving such request. The third arbitrator shall serve as chairman of the arbitration tribunal. All Arbitrators appointed pursuant to this Section 22.2 shall be attorneys licensed to practice law in Mexico.

      SECTION 22.3 AUTHORITY OF THE ARBITRATORS. The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including, but not limited to, the determination of the issues that are subject to arbitration (i.e., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this agreement to arbitrate, allegations of waiver, delay or other defenses to arbitrability, the appropriateness of summary judgment and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this agreement to arbitrate, the receipt of evidence, and the like) shall be decided by the arbitrators. The arbitrators shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrators' fees and expenses) against one or more of the Disputing Parties in whatever manner or allocation the arbitrators deem appropriate, provided that each Disputing Party shall bear its own attorneys' fees, and the arbitrators shall have no authority to award attorneys' fees.

      SECTION 22.4 PLACE OF ARBITRATION. The arbitration proceeding shall be conducted in Mexico City, Mexico.

      SECTION 22.5 CONDUCT OF THE ARBITRATION. It is the intent of the Parties that, barring extraordinary circumstances, the arbitration proceedings shall be concluded within one hundred eighty (180) days from the date the arbitrators are appointed. The Parties may agree to extend this time limit or the arbitrators may do so in their discretion if they determine that the interest of justice so requires. The arbitrators shall use their best efforts to issue the Award within sixty (60) days after closure of the proceedings. Failure to adhere to these time limits shall not be a basis for challenging the award. The arbitration proceedings and the award or decision ("AWARD") of the arbitrators shall be in English. Notwithstanding the foregoing, either Disputing Party may submit testimony or documentary evidence in the Spanish language, provided that the Disputing Party submitting such evidence, at its own cost, also furnishes to the other party a translation into the English language.

      SECTION 22.6 ICC RULES. The arbitration shall be conducted under the ICC Rules, except as they may be modified in this Section 22 or by agreement of the Parties.

      SECTION 22.7 PAYMENT OF AWARD. Each Disputing Party against which the arbitrators' Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the Award or such other date as the Award may provide, which Award shall be payable in cash in dollars unless the Award specifies a different currency.

      SECTION 22.8 FINALITY OF THE ARBITRATORS' AWARD. The arbitrators' Award shall, as between the Disputing Parties and those in privity with them, be final and entitled to all of the protections and benefits of a final judgment, e.g., res judicata (claim preclusion) and collateral estoppel (issue preclusion), as to all Claims, including compulsory counterclaims, that were or could have been presented to the arbitrators. The arbitrators' Award shall not be reviewable by or appealable to any court.

      SECTION 22.9 USE OF THE COURTS. It is the intent of the Parties that the arbitration proceeding shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrators' decisions to the courts. However, by agreeing to arbitration, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a Disputing Party to a court shall not be deemed a waiver of the agreement to arbitrate contained in this Section 22. Any court order compelling arbitration shall require that the arbitration proceedings take place in Mexico City, Mexico as specified above. The Disputing Parties may apply to any court having jurisdiction for orders requiring witnesses to obey subpoenas issued by the arbitrators. Moreover, any and all of the arbitrators' orders and decisions may be enforced if necessary by any court having jurisdiction.

The arbitrators' Award may be confirmed in, and judgment upon the Award entered by, any court having jurisdiction.

      SECTION 22.10 CONFIDENTIALITY. Except as may be required by applicable law or court order, the Disputing Parties shall maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any Disputing Party from disclosing information regarding the arbitration for purposes of enforcing the Award or in any court proceeding involving the Disputing Parties. The Parties further agree to obtain the arbitrators' agreement to preserve the confidentiality of the arbitration. However, a violation of this covenant shall not affect the enforceability of this agreement to arbitrate or of the arbitrators' Award.

      SECTION 22.11 ARBITRATION PROVISION ENFORCEABLE. A Disputing Party's breach of this Agreement shall not affect this agreement to arbitrate. Moreover, the Parties' obligations under this arbitration provision are enforceable even after this Agreement has terminated. The invalidity or unenforceability of any provision of this agreement to arbitrate shall not affect the validity or enforceability of the Disputing Parties' obligation to submit their Claims to binding arbitration or the other provisions of this agreement to arbitrate.

      SECTION 22.12 MINOR DISPUTE RESOLUTION.

      (a) In the event there is a Claim between the Parties involving an aggregate amount of one million dollars (US$1,000,000) or less (a "MINOR CLAIM") that has not been resolved by mutual agreement of the Parties pursuant to
Section 22.1, then the Minor Claim shall be resolved by binding arbitration in accordance with this Section 22.12.

      (b) The arbitration shall be conducted under the Rules of Arbitration of the Arbitration Center of Mexico ("CAM") as in force at the time such arbitration is commenced (the "CAM ARBITRATION RULES").

      (c) The arbitration proceeding shall be conducted in Mexico City, Mexico, or any other place mutually agreed to by the Parties, and the arbitration proceedings shall be conducted in the English language.

      (d) The award rendered by the arbitrators shall be in writing, in the English language, and shall set forth in reasonable detail the facts of the Minor Claim and the reasons for the arbitrators' decision, and shall apportion the costs of the arbitration.

      (e) Each Disputing Party against which the arbitrators' award assesses a monetary obligation shall pay that obligation on or before the 30th day following the award or such other date as the award may provide, which award shall be payable in cash in U.S. dollars unless the award specifies a different currency.

      (f) The arbitrators' award shall, as between the Disputing Parties and those in privity with them, be final and entitled to all of the protections and benefits of a final judgment, e.g., res judicata (claim preclusion) and collateral estoppel (issue preclusion), as to all Minor Claims, including compulsory counterclaims, that were or could have been presented to the arbitrators.

The arbitrators' award shall not be reviewable by or appealable to any court or subject to further arbitration pursuant to Sections 22.1 through 22.11.

      (g) It is the intent of the Parties that the arbitration proceeding shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrators' decisions to the courts. However, by agreeing to arbitration, the Parties do not intend to deprive any court with jurisdiction of its ability to issue a preliminary injunction, attachment or other form of provisional remedy in aid of the arbitration and a request for such provisional remedies by a Disputing Party to a court shall not be deemed a waiver of the agreement to arbitrate contained in this Section 22. Any court order compelling arbitration shall require that the arbitration proceedings take place in Mexico City, Mexico as specified above. The Disputing Parties may apply to any court having jurisdiction for orders requiring witnesses to obey subpoenas issued by the arbitrators. Moreover, any and all of the arbitrators' orders and decisions may be enforced if necessary by any court having jurisdiction. The arbitrators' award may be confirmed in, and judgment upon the award entered by, any court having jurisdiction.

      (h) Except as may be required by applicable law or court order, the Disputing Parties shall maintain confidentiality as to all aspects of the arbitration, including its existence and results, except that nothing herein shall prevent any Disputing Party from disclosing information regarding the arbitration for purposes of enforcing the award or in any court proceeding involving the Disputing Parties. The Parties further agree to obtain the arbitrators' agreement to preserve the confidentiality of the arbitration. However, a violation of this covenant shall not affect the enforceability of this agreement to arbitrate or of the arbitrators' award.

      (i) A Disputing Party's breach of this Agreement shall not affect this agreement to arbitrate. Moreover, the Parties' obligations under this arbitration provision are enforceable even after this Agreement has terminated. The invalidity or unenforceability of any provision of this agreement to arbitrate shall not affect the validity or enforceability of the Disputing Parties' obligation to submit their Claims to binding arbitration or the other provisions of this agreement to arbitrate.

      23.   JOINT OBLIGATION.

      By execution of this Master Lease, Grupo Iusacell Celular hereby agrees to be jointly and severally liable for all of the obligations of Lessee under this Master Lease with respect to any Site purchased under the 2001 Purchase Agreement, and Grupo Iusacell agrees to be jointly and severally liable for all the obligations of Lessee under this Master Lease with respect to Sites purchased under the 2003 Purchase Agreement. In terms of Article 1987, 1988 and other related articles of the Federal Civil Code of Mexico and related articles of other civil codes of Mexico.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Master Lease as of the date first above written.

      IUSACELL ARRENDADORA, S.A. DE C.V.

                                       By   ____________________________________
                                            Name:  Jose Ignacio Morales Elcoro
                                            Title: Attorney-in-Fact

                                       By   ____________________________________
                                            Name:  Jorge Narvaez Mazzini
                                            Title: Attorney-in-Fact

      GRUPO IUSACELL, S.A. DE C.V.,
      AS JOINT OBLIGOR

                                       By   ____________________________________
                                            Name:  Jose  Ignacio Morales Elcoro
                                            Title: Attorney-in-Fact

                                       By   ____________________________________
                                            Name:  Jorge Narvaez Mazzini
                                            Title: Attorney-in-Fact

      GRUPO IUSACELL CELULAR, S.A. DE C.V.,
      AS JOINT OBLIGOR

                                       By   ____________________________________
                                            Name:  Jose  Ignacio Morales Elcoro
                                            Title: Attorney-in-Fact

                                       By   ____________________________________
                                            Name:  Jorge Narvaez Mazzini
                                            Title: Attorney-in-Fact

                           Master Lease Signature Page

                                         MATC CELULAR, S. DE R.L. DE C.V.

                                         By:  __________________________________
                                         Name:  Lawrence Gleason
                                         Title: Attorney-in-Fact

                                         MATC DIGITAL, S. DE R.L. DE C.V.

                                         By:  __________________________________
                                         Name:  Lawrence Gleason
                                         Title: Attorney-in-Fact

                           Master Lease Signature Page

                                    EXHIBIT A

                                  DEFINED TERMS

      "ADDITIONAL RENT" has the meaning ascribed to such term in Section 5(c) of this Agreement.

      "AFFILIATES" will mean, with respect to the party, person or entity in question, any entity or person that owns or controls, is owned or controlled by or is under common control with such party, person or entity. For the purposes of this definition, control of any party, person or entity means ownership, directly or indirectly, of (a) 50% or more of the voting stock, if a corporation, and ownership of 50% or more of the equity or beneficial interest in any other party, person or entity, or (b) 45% or more of the voting stock or the equity or beneficial interest in such party, person or entity and management control of such party, person or entity. The general partner of any partnership will be deemed to control such partnership. Notwithstanding anything to the contrary contained in this Agreement, neither (i) Unefon, S.A. de C.V. (ii) TV Azteca, S.A. de C.V., (iii) Movil Access, S.A. de C.V., (iv) Biper, S.A. de C.V. nor (v) Ricardo Salinas Pliego and other entities controlled by the Salinas Group other than Grupo Iusacell and its subsidiaries shall be considered Affiliates of Grupo Iusacell.

      "AGREEMENT" means this Master Lease together with its exhibits.

      "AMENDED AND RESTATED MASTER LEASE AGREEMENT" has the meaning assigned in the recitals of this Agreement.

      "AVAILABLE SPACE" has the meaning ascribed to such term in Section 7(c) of this Agreement.

      "AWARD" has the meaning ascribed to such term in Section 22.5 of this Agreement.

      "BASE LOADING" has the meaning ascribed to such term in Section 7(a) of this Agreement.

      "BASE RENT" has the meaning ascribed to such term in Section 5(b) of this Agreement.

      "BUILD-TO-SUIT AGREEMENT" means that certain Build-to-Suit and Site Development Agreement attached as Exhibit G hereto.

      "BUSINESS DAY" means any day other than a Saturday, Sunday or holiday of the federal government of the United States of America or the United Mexican States.

      "CAM" has the meaning ascribed to such term in Section 22.12(b) of this Agreement.

      "CAM ARBITRATION RULES" has the meaning ascribed to such term in Section 22.12(b) of this Agreement.

      "CHASE" has the meaning ascribed to such term in Section 13(c) of this Agreement.

      "CHASE LENDERS" has the meaning ascribed to such term in Section 13(c) of this Agreement.

      "CLAIMS" has the meaning ascribed to such term in Section 22.1 of this Agreement.

      "CLOSING" means the consummation of the transfer of the Sites and other transactions contemplated by the Purchase Agreement, which shall occur in multiple closings (individually, a "CLOSING," and collectively, the "CLOSINGS").

      "CLOSING DATE" means the date of the applicable Closing.

      "COMMENCEMENT DATE" means the date on which a Site is conveyed to MATC pursuant to the Purchase Agreements.

      "DISPUTING PARTY" has the meaning ascribed to such term in Section 22.1. of this Agreement.

      "EFFECTIVE DATE" has the meaning ascribed to such term in Section 4(a) of this Agreement.

      "EXCHANGE TOWER" has the meaning ascribed to such term in Section 2.5 of the Purchase Agreement.

      "FINANCING SECURED PARTIES" has the meaning ascribed to such term in
Section 13(c) of this Agreement.

      "FIRST AMENDED MORTGAGE" has the meaning ascribed to such term in Section 13(c) of this Agreement.

      "FIRST RENEWAL TERM" has the meaning ascribed to such term in Section 4(b) of this Agreement.

      "FIRST UNION" has the meaning ascribed to such term in Section 13(c) of this Agreement.

      "FORCE MAJEURE" means those events constituting excuse from timely performance by MATC or Lessee of any of their respective duties and/or obligations required under this Agreement, as described in Section 15(b).

      "GOVERNMENTAL AUTHORITY" means any federal, state, county or municipal governmental authority, including all executive, legislative, judicial and administrative bodies thereof.

      "GOVERNMENTAL REQUIREMENTS" means all federal, state, county or municipal laws, ordinances, and regulations and all orders and decrees of all Governmental Authorities.

      "GRUPO IUSACELL" has the meaning assigned in the preamble of this Agreement.

      "GRUPO IUSACELL CELULAR" has the meaning assigned in the preamble of this Agreement.

      "HAZARDOUS MATERIAL" has the meaning ascribed to such term in Section 19 of this Agreement.

      "ICC" means the Court of Arbitration of the International Chamber of Commerce.

      "ICC RULES" means the Rules of Arbitration of the International Chamber of Commerce.

      "INDEMNIFYING PARTY" has the meaning ascribed to such term in Section 18(a) of this Agreement.

      "INITIAL TERM" has the meaning ascribed to such term in Section 4(b) of this Agreement.

      "LABOR OBLIGATIONS" has the meaning ascribed to such term in Section 14(b) of this Agreement.

      "LESSEE" has the meaning ascribed to such term in the preamble of this Agreement.

      "LESSEE'S IMPROVEMENTS AND EQUIPMENT" has the same meaning ascribed to the term Telecommunications Equipment as defined in the Purchase Agreement.

      "LESSEE MORTGAGEES" has the meaning ascribed to such term in Section 13(c) of this Agreement.

      "LOSSES" has the meaning ascribed to such term in Section 14(b) of this Agreement.

      "MASTER LEASE" has the meaning ascribed to such term in the preamble of this Agreement.

      "MATC" means MATC Celular with respect to any Site purchased pursuant to the 2001 Purchase Agreement or MATC Digital with respect to any Site purchased pursuant to the 2003 Purchase Agreement, as applicable.

      "MATC CELULAR" has the meaning ascribed to such term in the preamble of this Agreement.

      "MATC'S LENDERS" has the meaning ascribed to such term in Section 13(d) of this Agreement.

      "MAXIMUM EQUIPMENT" has the meaning ascribed to such term in Section 7(a) of this Agreement.

      "MAXIMUM MICROWAVE ANTENNAS" has the meaning ascribed to such term in
Section 7(a) of this Agreement.

      "MEXICO" has the meaning ascribed to such term in Section 16(e) of this Agreement.

      "MINOR CLAIM" shall have the meaning ascribed to such term in Section
22.12.

      "MLA FOR BTS SITES" shall mean the Master Lease Agreement regarding Build to Suit Sites attached as Exhibit F hereto.

      "NEW EQUIPMENT" has the meaning ascribed to such term in Section 7(c) of this Agreement.

      "NOTICE OF OFFER" has the meaning ascribed to such term in Section 7(g) of this Agreement.

      "ORIGINAL MASTER LEASE AGREEMENT" has the meaning ascribed to such term in the recitals of this Amendment.

      "OTHER TENANT" has the meaning ascribed to such term in Section 6(a) of this Agreement.

      "PARTIES" has the meaning assigned in the preamble of this Amendment.

      "PER CAPITA SHARE" has the meaning ascribed to such term in Section 5(c) of this Agreement.

      "PERMITS" means any and all certificates, licenses, permits, authorizations, consents, special use permits, environmental studies, and other analyses and approvals required or issued by the applicable governmental authorities having jurisdiction in such matters required to be obtained, issued, granted or received for the construction and use of any New Equipment.

      "PORTATEL MORTGAGE" has the meaning ascribed to such term in Section 13(c) of this Agreement.

      "POTENTIAL TENANT" has the meaning ascribed to such term in Section 7(g) of this Agreement.

      "POTENTIAL TENANT SPACE" has the meaning ascribed to such term in Section 7(g) of this Agreement.

      "PREMISES" shall have the meaning ascribed to such term in Section III(c) of the Recitals to this Agreement.

      "PRIME LEASE" has the meaning ascribed to such term in Section 1(g) of this Agreement.

      "PURCHASE AGREEMENT" has the meaning ascribed to such term in Section III(b) of the Recitals to this Agreement.

      "PUT TOWER" has the meaning ascribed to such term in Section 2.5 of the Purchase Agreement.

      "QUARTERLY STATEMENT" has the meaning ascribed to this term in Section 6(b) of this Agreement.

      "REGION" has the meaning ascribed to such term in Section 13(a) of this Agreement.

      "RENEWAL TERM" has the meaning ascribed to such term in Section 4(b) of this Agreement.

      "SECOND AMENDED MORTGAGE" has the meaning ascribed to such term in Section 13(c) of this Agreement.

      "SECOND RENEWAL TERM" has the meaning ascribed to such term in Section 4(b) of this Agreement.

      "SITES" means the 2001 Purchased Sites and the 2003 Purchased Sites, collectively.

      "SITE LEASE" means a Site Lease between Lessee and MATC relating to Lessee's use of the Premises at a Site, in the form attached as Exhibit B hereto.

      "TERM" means the Initial Term and any Renewal Terms entered into pursuant to Section 4(b) of this Agreement.

      "TERMINATION PERIOD" has the meaning ascribed to such term in Section 14(c) of this Agreement.

      "TOWER" means a radio tower structure.

      "TOWER SITE PERMITS " means any and all certificates, licenses, building, special use and other permits, authorizations, consents, and other approvals issued by the applicable Governmental Authority having jurisdiction in such matters required to be obtained, issued, granted, received and/or maintained in connection with any Sites under this Agreement, including, without limitation, construction permits and permits issued by the applicable aviation authorities.

      "2001 PURCHASE AGREEMENT" has the meaning ascribed to such term in Section IV(d) to the Recitals of this Agreement.

      "2003 PURCHASE AGREEMENT" has the meaning ascribed to such term in Section IV(d) to the Recitals to this Agreement.

      "2001 PURCHASED SITES" has the meaning ascribed to such term in Section IV(c) of the Recitals of this Agreement.

      "2003 PURCHASED SITES" has the meaning ascribed to such term in Section IV(c) to the Recitals of this Agreement.

                                    EXHIBIT B

                               FORM OF SITE LEASE

     [This is intended by the parties hereto to be a sample, which shall be modified by the mutual agreement of the parties hereto, from time to time]

ATC No.

                            CONTRATO DE ARRENDAMIENTO

FERNANDO JOSE CABRERA GARCIA Y
JORGE NARVAEZ MAZZINI
REPRESENTANTES LEGALES
IUSACELL ARRENDADORA, S.A. DE C.V.

EL PRESENTE CONTRATO DE ARRENDAMIENTO LO FIRMA MATC CELULAR, S. DE R.L. DE C.V. ("MATC CELULAR") EN LOS TERMINOS DEL NUEVO CONTRATO MAESTRO DE ARRENDAMIENTO DE FECHA 23 DE FEBRERO DEL 2001, (MODIFICADO Y REEXPRESADO CON FECHA ____ DE DICIEMBRE DE 2003, EN LO SUCESIVO EL "CONTRATO MAESTRO DE ARRENDAMIENTO"), CELEBRADO POR "MATC CELULAR" Y IUSACELL ARRENDADORA, S.A. DE C.V. ("EL ARRENDATARIO").

LOS TERMINOS QUE NO SE ENCUENTREN EXPRESAMENTE DEFINIDOS EN EL PRESENTE INSTRUMENTO TENDRAN EL SIGNIFICADO QUE SE LES ASIGNA A LOS MISMOS EN EL "CONTRATO MAESTRO DE ARRENDAMIENTO".

QUE CON FECHA 01 DE SEPTIEMBRE DE 2000, [EMPRESA DE IUSACELL QUE TIENE CELEBRADO EL CONTRATO DE ARRENDAMIENTO], CELEBRO UN CONTRATO DE ARRENDAMIENTO CON [__________________], SOBRE EL INMUEBLE UBICADO EN [__________________].

Informacion del Sitio.

NOMBRE DEL SITIO: [____________]

Coordenadas.

LATITUD: [____________]
LONGITUD: [_____________]

El Sitio es:

            [ ] SITIO EXISTENTE DE MATC
            [ ] CONSTRUIDO BAJO ESPECIFICACIONES "BUILT TO SUIT AGREEMENT"
            X   SITIO ADQUIRIDO EN TERMINOS DEL CONTRATO DE COMPRAVENTA DE FECHA
         23 DE FEBRERO DE 2001, MODIFICADO Y REEXPRESADO CON FECHA [___] DE DICIEMBRE DE 2003.

Informacion de la Torre.

ALTURA DE LA TORRE: [___] MTS
TIPO DE LA TORRE:

      -     AUTOSOPORTADA

      X     ARRIOSTRADA

      -     MONOPOLO

      -     OTRO, ESPECIFICAR: N/A

Renta y Plazo.

FECHA DE INICIO DEL CONTRATO DE ARRENDAMIENTO: [__________________]
POR ESPACIO EN TORRE: $[________] USD. MENSUALES
POR ARRENDAMIENTO DE ESPACIO $[_________] M/N [_______]
PLAZO: 10 ANOS (MAS CUALESQUIER RENOVACIONES) SUJETO A LAS DISPOSICIONES SENALADAS EN LA SECCION 1, INCISO G), Y A LOS DEMAS TERMINOS Y CONDICIONES DEL "CONTRATO MAESTRO DE ARRENDAMIENTO"
AREA ARRENDADA: [_________]
TERRENO O AZOTEA: [_________]

LAS DISPOSICIONES DE LA SECCION 4 DEL "CONTRATO MAESTRO DE ARRENDAMIENTO" SERAN APLICABLES RESPECTO AL PLAZO DE VIGENCIA (INCLUYENDO CUALESQUIER RENOVACIONES). LAS DISPOSICIONES DE LA SECCION 5 DEL "CONTRATO MAESTRO DE ARRENDAMIENTO" SERAN APLICABLES CON RELACION A INCREMENTOS EN LA RENTA.

Ubicacion / Identificacion del Espacio

ALTURA DEL CENTRO DE RADIACION (ANTENAS CELULARES):

      -     ALFA: [3 METROS         4 ANTENAS]

      -     BETA: [6 METROS         NA ANTENAS]

      -     GAMA:[18 METROS   NA ANTENAS]

Informacion sobre las antenas celulares.

FRECUENCIA RX: [824 - 849 MHZ]
NUMERO DE ANTENAS: [4]
FRECUENCIA TX: [869 - 894 MHZ]

TIPO DE ANTENA:

            [ ]     OMNIDIRECCIONAL

            [ ]     DIRECCIONAL

            [ ]     OTRO, ESPECIFICAR _______________

TIPO              MODELO               DIAMETRO DEL CABLE
ALFA              DB498-C                  1/2 Y 7/8
BETA              SRL460                   1/2 Y 7/8
GAMA              ASPD950                  1/2 Y 7/8

EL ESPACIO A SER ARRENDADO PARA LA UBICACION DEL CONTENEDOR DEL EQUIPO DE TELECOMUNICACIONES DE "EL ARRENDATARIO" SE DESCRIBE EN EL ANEXO B DEL PRESENTE DOCUMENTO (LAY OUT) DEL SITIO.

Equipo de "El Arrendatario" instalado en la Torre:

--------------------------------------------------------------------------------------------------------------------
      TIPO DE  MODELO  MARCA  DIAMETRO  PESO  TIPO DE  AZIMUTH  BANDA  FRECUENCIA  ALTURA   TIPO    DIRECCION  RENTA
-------------                 -----------------------                  ------------------  MONTAJE
      Antena                  (mts)     (Kgs) Linea                    (Tx)        (mts)
--------------------------------------------------------------------------------------------------------------------
        NA       NA     NA       NA      NA     NA       NA      NA        NA        NA      NA        NA      $0.00
--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------

Informacion similar a la prevista anteriormente debera ser entregada para cada uno de los equipos de microondas y equipos de radiolocalizacion (paging) instalados en el inmueble, segun corresponda.

DIBUJOS DE LA TORRE AS BUILT (EN SU CASO) SE ADJUNTAN AL PRESENTE MARCADOS COMO ANEXO C.

INFORMACION SOBRE CONDICIONES AMBIENTALES EN LOS TERMINOS DE LA SECCION 19 DEL "CONTRATO MAESTRO DE ARRENDAMIENTO":

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

MEDIANTE LA FIRMA DEL PRESENTE CONTRATO DE ARRENDAMIENTO, EL ARRENDATARIO MANIFIESTA SU CONSENTIMIENTO PARA OBLIGARSE EN LOS TERMINOS DEL CONTRATO MAESTRO DE ARRENDAMIENTO. CUALQUIERA DE LAS PARTES ESTARA FACULTADA PARA REGISTRAR EL PRESENTE CONTRATO DE ARRENDAMIENTO Y EL CONTRATO MAESTRO DE ARRENDAMIENTO EN EL REGISTRO PUBLICO DE LA PROPIEDAD QUE CORRESPONDA A LA UBICACION DEL INMUEBLE DESCRITA ANTERIORMENTE. EL PRESENTE INSTRUMENTO SE FIRMA EL DIA ___ DEL MES DE _____________- DEL 2003.

IUSACELL ARRENDADORA, S.A. DE C.V.         MATC DIGITAL, S. DE R.L. DE C.V.

___________________________________    _________________________________________
 Lic. Fernando Jose Cabrera Garcia/      Sr. Lawrence Mac Millan Gleason Jr. Sr.
Jorge Narvaez Mazzini

                                    TESTIGOS

___________________________________    _________________________________________
    Lic. Zaida Sosa y Avila Osuna               Lic. Alicia Nieto Carrasco

                                    EXHIBIT C

                               SPANISH TRANSLATION

                                    EXHIBIT D

      ACCESS PROCEDURES

     [This is intended by the parties hereto to be a sample, which shall be modified by the mutual agreement of the parties hereto, from time to time]

1. So long as the work to be performed at the Site is ground-based only, Lessee shall have the right to enter the Site at anytime during the Term, without notice to MATC, in accordance with Section 7(f).

2. Except for emergency situations, in the event that Lessee or any of its employees, representatives, agents, contractors, or subcontractors enters the Site to perform any form of maintenance, repair, installation, or inspection of any equipment located on the tower structure, Lessee must contact MATC no less than seven (7) days prior to such visit as follows:

      a. Call and personally speak with the Director of Operations at 55-5-240-2000

      b. Fax a notification of the type of work to be performed, date and time of intended visit to the Director of Operations at fax number 55-5-240-2026.

3. In the event of an emergency situation in which Lessee or any of its employees, representatives, agents, contractors, or subcontractors needs to enter the Site to perform emergency repairs, to the extent possible, Lessee shall attempt to contact the Director of Operations at 55-5-240-2000 by telephone or shall leave a message for the Director of Operations prior to their entrance to the site and may enter such site if they have not had any contact with the Director of Operations within two hours after leaving such message. In the event that such contact or message is not possible, Lessee shall personally speak with the Director of Operations as soon as practicable after the emergency repairs have been made (but in no event more than twenty-four hours).

                                    EXHIBIT E

                               MICROWAVE FORMULAE

Solids: 0.83 X height on tower (ft) X diameter of the dish (ft) = Monthly Fee

Grids: 0.55 X height on tower (ft) X diameter of the dish (ft) = Monthly Fee

All such amounts will remain subject to annual increases in accordance with
Section 5(b) of this Master Lease

                                    EXHIBIT F

                                MLA FOR BTS SITES

                [To be in a form agreed upon between the parties]

                                    EXHIBIT G

                             BUILD TO SUIT AGREEMENT

                [To be in a form agreed upon between the parties]

                                   SCHEDULE 1

                               LIST OF 2001 SITES

NO.         SITE NAME
 1          20 DE NOVIEMBRE
 2          ABASOLO
 3          ACAYUCAN
 4          ACTOPAN REP.
 5          ALAMEDA
 6          ALAMITOS
 7          ALFONSO XIII
 8          ALTAMIRA
 9          ALVARADO
10          ARANDAS
11          ARANDAS 2
12          ATIZAPAN
13          ATIZAPAN 450
14          AZCAPOTZALCO
15          BAJA CALIFORNIA
16          BARRANCA DEL MUERTO
17          BUCARELI
18          BUGAMBILIAS
19          C.U.
20          CABEZA DE JUAREZ
21          CAPU
22          CASETA CUERNAVACA
23          CD MENDOZA
24          CD VICTORIA
25          CD. AZTECA
26          CERRO DE EN MEDIO
27          CERRO GORDO
28          CIRCUITO INTERIOR
29          CIVAC
30          CLAVERIA
31          CODESA
32          CONSCRIPTO
33          COSTITUYENTES
34          COYOACAN
35          COYUTLAN
36          CRUZ BLANCA
37          CRUZ DEL SUR
38          CUAJIMALPA
39          CUAUTITLAN
40          CUAUTLA
41          CUBILETE
42          CUERNAVACA II
43          CUERNAVACA III
44          CUERNAVACA IV

NO.         SITE NAME
45          CULHUACAN
46          CHAPALA
47          CHAPALITA
48          CHAPULTEPEC
49          CHOLULA
50          CHURUBUSCO
51          DEL VALLE
52          DIVISION DEL NORTE
53          DOCTORES
54          ECATEPEC
55          ECHEGARAY
56          EL ABUELO 1
57          EL ABUELO 2
58          EL ROSAL
59          EL TOREO
60          ERMITA REUB.
61          ESPANA
62          ESTRELLA 1
63          ESTRELLA 2
64          ESTRELLA 3
65          ETLA
66          FERROCARRILES JALAPA II
67          FRAY SERVANDO
68          FUENTES BROTANTES
69          HUAMANTLA
70          HUATULCO
71          HUENTITAN
72          HUESO
73          HUIZACHAL
74          INFONAVIT NORTE
75          INSURGENTES SUR
76          INTERLOMAS
77          IZTACALCO
78          IZTAPALAPA
79          JALAPA
80          JARD. DE LA MONTANA
81          JUCHIUTAN
82          KODAK
83          LA IGUANA
84          LA LOMA
85          LA PALMA 1
86          LA PALMA 2
87          LA PIEDAD
88          LA RAZA
89          LA SALUD
90          LA VILLA
91          LA VIRGEN
92          LAGOS DE MORENO

NO.         SITE NAME
93          LAS AGUILAS
94          LAS CRUCES
95          LAS CHOAPAS
96          LECHERIA
97          LEON MODERNO
98          LERMA
99          LOMAS
100         LOMAS DE SANTA FE
101         MEXICO 68
102         MEZQUITAN
103         MIXCOAC
104         MORELOS
105         MTZ DE LA TORRE
106         MVS
107         NAPOLES
108         NAUCALPAN
109         NONOALCO
110         OBSERVATORIO
111         OCOTLAN
112         OCOTLAN OAXACA
113         OCOTLAN TLAXCALA
114         PALACIO DE LOS DEPORTES
115         PENJAMO
116         PILARES
117         PORTALES
118         POTRERO
119         PROVIDENCIA
120         PUEBLA NORTE
121         RIO MAGDALENA
122         ROBLES
123         ROJO GOMEZ
124         SAN ALEJANDRO
125         SAN CAYETANO
126         SAN FRANCISCO DEL RINCON
127         SAN IGNACIO CERRO GORDO
128         SAN JUAN DE LOS LAGOS
129         SAN JUAN DEL RIO
130         SAN LORENZO
131         SAN MARTIN
132         SANTA CLARA
133         SANTA URSULA
134         SANTA URSULA
135         SATELITE
136         SEMINARIO
137         TABACALERA
138         TACUBAYA
139         TANCITARO
140         TAXQUENA

NO.         SITE NAME
141         TECAMACHALCO
142         TECNOLOGICO
143         TECOMAN
144         TEPALCAPA
145         TEPATITLAN
146         TEXCOCO
147         TEZONTLE
148         TLACOLULA
149         TLAHUAC
150         TLALPAN
151         TLANEPANTLA
152         TOLUCA CENTRO
153         TOLUCA II
154         TONALA
155         TOPILEJO
156         TOREO
157         TRES MARIAS 2
158         TRES MARIAS 3
159         TULA
160         TULANCINGO REP
161         TULYEHUALCO
162         URUAPAN
163         VALLE DE BRAVO
164         VALLEJO
165         VISTA HERMOSA
166         VIVEROS II
167         VOLKSWAGEN
168         XOCHIMILCO
169         ZARAGOZA
170         ZOCALO
171         ACAMBARO
172         AEROPUERTO MANZANILLO
173         APAN (HIDALGO)
174         ATLIXCO
175         BARRANQUITAS
176         CAMPESTRE
177         CEMENTOS
178         CENTRO
179         CENTRO HISTORICO
180         CERRO RABON
181         CUERNAVACA I
182         CHALCO
183         DANUBIO
184         DEL MORAL
185         EL FUERTE
186         EL MIRADOR
187         JURIQUILLA
188         LAS CABRAS

NO.         SITE NAME
189         LEGARIA
190         LINDAVISTA
191         MATEHUALA
192         MIXHUCA
193         MONUMENTAL PLANETARIO
194         MUSEO
195         NEZA
196         ORIENTE
197         PACHUCA CENTRO
198         PUEBLA CENTRO
199         PUERTO VALLARTA
200         RANCHO CONTENTO
201         SAN ISIDRO (JALISCO)
202         SAN ISIDRO REPETIDOR (TICUMAN, MOR.)
203         SAN JERONIMO
204         SEVILLA
205         TAPALPA
206         TEMIXCO
207         TEPEJI DEL RIO
208         TEPIC
209         TEQUESQUITENGO
210         TEQUILA TORRE 1
211         TEQUILA TORRE 2
212         TORIELLO GUERRA
213         VALLE GOMEZ
214         XOCHIPALA
215         XOCHIPALA
216         ZAMORA MICHOACAN
217         ZONA INDUSTRIAL
218         ZONA ROSA
219         ABASTOS
220         AHUEHUETE
221         ALAMO
222         ALLENDE
223         ATENTIQUE
224         BARRA DE NAVIDAD
225         CERRO PELON
226         CORDOBA
227         CHICAGO
228         CHIHUAHUA
229         EL CARMEN
230         EL HUIZACHE
231         FRONTERA T1
232         FRONTERA T2
233         FUENTES
234         HUAJUAPAM T1
235         HUAJUAPAM T2
236         LA TIJERA

 NO.         SITE NAME
 237         LA VICTORIA
 238         LAS AMERICAS
 239         LAS TORRES
 240         OJUELOS
 241         PAPANTLA
 242         POCITOS
 243         PUERTO VALLARTA
 244         SAN LUIS SOYATLAN I
 245         SANTA ANITA
 246         AGUA DULCE 2
 247         AHUEHUETE
 248         ATOYAC
 249         CIMATARIO S.O.S.
 250         CIUDAD VALLES
 251         COPILCO
 252         COSAMALOAPAN
 253         DOLORES HIDALGO
 254         EL ROCIO
 255         EL TAPATIO
 256         GUZMAN, CIUDAD
 257         IZUCAR DE MATAMOROS
 258         LA ISLA
 259         LOMA BONITA
 260         MAPACHAPA
 261         MARFIL
 262         MOROLEON
 263         OBRERA I (REUBICAC.)
 264         SAHUAYO
 265         SAN ANTONIO
 266         SAN JUANICO
 267         SANTA ROSA
 268         TEZIUTLAN (B. VISTA)
 269         TLAQUEPAQUE
 270         YUVILA
 271         AEROPUERTO
 272         AEROPUERTO ENSENAD
 273         ALDRETE
 274         AVIACION CIVIL
 275         BENITO JUAREZ
 276         BIMBO O LAZARO CARD.
 277         BOSQUES II (REUB.)
 278         BUROCRATAS
 279         CACALOAPAN
 280         CARRRET. ESCEN. ACAP
 281         CELAYA
 282         CIPRES
 283         COMERMEX LL
 284         EJERCITO I (CRUZ ROJA)

NO.         SITE NAME
285         EJERCITO IV
286         EL ENCANTO (TECATE)
287         ENCARNACION DE DIAZ
288         FUENTE DE PETROLEOS
289         GRAND MEIGAS ACAP.
290         HIDALGO (R 1)
291         HIDALGO (R 6)
292         HONDA, LA
293         HUMO CHICO
294         IBERO
295         INDEPENDENCIA E.
296         INGLATERRA
297         IXTAPA, REP. AEROP.
298         IXTLAN
299         LAS PINAS
300         LOMAS DE CHAMIZAL
301         LOMAS VERDES
302         LOS PINOS
303         MORELIA CENTRO
304         NORMAL
305         PEDREGAL (NUEVO)
306         PEMEX II
307         PIEDAD CENTRO
308         PINOLILLO
309         POLANCO
310         REFORMA II
311         ROMA
312         SAN FELIPE
313         SANTA MONICA
314         SATELITE II
315         SOLIDARIDAD
316         TAXCO
317         TECAMACHALCO
318         TEQUILA, REP.
319         TEQUISQUIAPAN
320         TULANCINGO
321         XICOTEPEC

                                     ANNEX 2

                                      SITES

                         TO BE PROVIDED AS DECIDED UPON.